ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                    TRANSAMERICA BUSINESS CREDIT CORPORATION


                        AND CERTAIN SUBSIDIARIES THEREOF,


                            THE SELLERS NAMED HEREIN


                                       AND


                            HOMEGOLD FINANCIAL, INC.






                           DATED AS OF OCTOBER 2, 1998
                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----

SCHEDULES
---------

      Schedule 1a   -              June 30 Balance Sheet
      Schedule 1b   -              The Sellers
      Schedule 2.2(a)(iii)  -      Tangible Personal Property
      Schedule 2.2(a)(iv)  -       Personal Property Leases
      Schedule 2.2(a)(v)   -       Contracts
      Schedule 2.2(a)(xii) -       Acquired Leases

      Schedule 2.3  -              Excluded Leases
      Schedule 4.1  -              Organization and Existence
      Schedule 4.3  -              Sellers' Governmental Consents
      Schedule 4.4  -              Conflicts
      Schedule 4.6  -              Certain Title Matters
      Schedule 4.7A  -             Contracts and Receivables
      Schedule 4.7B  -             Receivables Report
      Schedule 4.8  -              Leases
      Schedule 4.9  -              Intellectual Property
      Schedule 4.10 -              Litigation
      Schedule 4.12 -              Tax Matters of EBCH
      Schedule 4.13 -              Insurance
      Schedule 4.14 -              Benefit Plans
      Schedule 4.15 -              Material Contracts
      Schedule 4.16A -             Current Permits
      Schedule 4.16B -             Needed Permits
      Schedule 4.18                SBA Compliance
      Schedule 4.19 -              Environmental Matters
      Schedule 4.20 -              Sellers' Brokers
      Schedule 5.3 -               Buyers' Governmental Consents
      Schedule 6.1 -               Certain Changes

EXHIBITS
--------

      Exhibit A                    Form of Retention Agreement
      Exhibit B                    Form of Systems Transition Agreement
      Exhibit C                    Form of Escrow Agreement
      Exhibit D                    Form of Legal Opinion of Counsel to Sellers
      Exhibit E                    Form of Legal Opinion of Counsel to Buyers

                            ASSET PURCHASE AGREEMENT
                            ------------------------

      This ASSET PURCHASE AGREEMENT, dated as of October 2, 1998, is by and among TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation ("TBCC"), TRANSAMERICA GROWTH CAPITAL, INC., a Delaware corporation (the "SBIC Subsidiary"), TRANSAMERICA SMALL BUSINESS SERVICES, INC., a Delaware corporation (the "SECTION 7(A) SUBSIDIARY," and collectively with TBCC and the SBIC Subsidiary, the "BUYERS"), each of the SELLERS named on SCHEDULE 1B hereto (individually a "SELLER", and collectively, the "SELLERS") and HOMEGOLD FINANCIAL, INC., a South Carolina corporation (the "PARENT").


                              W I T N E S S E T H:

      WHEREAS, the Sellers are engaged in the businesses of making mezzanine loans and loans pursuant to Sections 7(a) and 504 of the United States Small Business Act;

      WHEREAS, the Sellers desire to sell and the Buyers desire to purchase certain of the operating assets of the Sellers relating to such businesses including the Shares (as defined below), upon the terms and subject to the conditions hereinafter set forth; and

      WHEREAS, the Parent will benefit from the sale of assets by the Sellers and is willing to guaranty the obligations of the Sellers hereunder and provide certain representations, warranties, covenants and indemnities set forth herein;

      NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto hereby agree as follows:




      As used in this Agreement, the following terms shall have the following meanings:

      "ACCOUNT DEBTOR" means, with respect to a Receivable, the obligor thereunder.

      "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlled by, controlling or under common control with such Person.

      "AGREEMENT" means this Asset Purchase Agreement, including the Schedules and Exhibits attached hereto, and any restatement hereof and any supplement, amendment or modification hereto.

      "ALLOCATION AGREEMENT" is defined in SECTION 2.6(C).

      "ASSUMED LIABILITIES" is defined in SECTION 2.4. References in this Agreement to a Seller's "Assumed Liabilities" means such portion of the Assumed Liabilities that are liabilities or obligations of such Seller and which are to be assumed by the Buyers pursuant to the terms hereof.

      A Person shall be deemed "BANKRUPT" if it commences a voluntary case concerning it under Title 11 of the United States Code as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against the Person under the Bankruptcy Code or any similar foreign law and relief is ordered against such customer or the petition is controverted but is not dismissed within 90 days after the commencement of the case; such Person becomes insolvent or is unable to pay its debts within the meaning of applicable Law or stops making payments generally or declares a moratorium or suspension of payments with respect to all or a substantial part of its debts or ceases to conduct its business or enters into any composition or other arrangement with its creditors generally (or any class of them); or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or a substantial part of the property of the Person; or the Person commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction whether now or hereafter in effect relating to such Person or there is commenced against the Person any such proceeding which remains undismissed for a period of 90 days or the Person is adjudicated insolvent or bankrupt; or the Person fails to controvert in a timely manner any petition or action filed against it under the Bankruptcy Code or any such proceeding or any order of relief or other order approving any such case or proceeding or the appointment of any custodian or the like of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of 90 days; or the Person makes a general assignment for the benefit of creditors; or any action is taken by such Person for the purpose of effecting any of the foregoing.

      "BUSINESSES" means all activities currently conducted by the Sellers or EBCH relating to (i) the making of mezzanine loans (including the purchase of warrants and other equity investments in connection therewith); (ii) the making of investments as a Small Business Investment Company (as defined in the Small Business Investment Act); (iii) the making of loans pursuant to Sections 7(a) and 504 of the United States Small Business Act, and (iv) collections and funding activities (including asset-backed securities transactions) in connection with any of the foregoing, but excluding the activities relating to the Retained Assets and Retained Liabilities.

      "BUSINESS DAY" means any day other than a Saturday or Sunday or any legal holiday on which banks in Chicago, Illinois are authorized or required to be closed.

      "BUYERS" is defined in the PREAMBLE, and includes any successor and permitted assignee of any Buyer pursuant to SECTION 13.6.

      "BUYER PARTY" means the Buyers, any Affiliate, successor or assign of the Buyers and any officer, director, agent or employee of the Buyers or any Affiliate, successor or assign of the Buyers.

      "BUYERS' ACCOUNTANTS" means the independent accounting firm of Ernst & Young LLP.

      "BUYERS' REPRESENTATIVE"  means Christopher Gillock.

      "CLOSING" and "CLOSING DATE"  are defined in SECTION 2.6(A).

      "CLOSING BALANCE SHEET"  is defined in SECTION 3.1.

      "CLOSING BOOK VALUE" means the amount by which the book value of the Transferred Assets reflected in the Closing Balance Sheet exceeds the book value of the Assumed Liabilities reflected in the Closing Balance Sheet, as determined in accordance with ARTICLE III.

      "CLOSING PAYMENT" means the Purchase Price as determined under SECTION 3.2(C) less the Holdback Amount.

      "CODE"  means the Internal Revenue Code of 1986, as amended.

      "COMPETITIVE ACTIVITY" is defined in SECTION 9.1.

      "CONTRACT" means any contract, lease, sales order, purchase order, security agreement, indenture, mortgage, note, bond, instrument, license agreement or other agreement or binding undertaking. For purposes of this Agreement, the term "Contract" shall be deemed not to include any Receivables.

      "DRAFT PRIOR MONTH BALANCE SHEET" means the combined statement of certain assets and liabilities of the Businesses which includes only the Transferred Assets and the Assumed Liabilities of the Sellers (to the extent such Assumed Liabilities are required to be set forth thereon), prepared in accordance with generally accepted accounting principles consistent with the accounting policies and practices used in the June 30 Balance Sheet, as at (i) the last day of the month ended immediately prior to the Closing Date if the Closing Date occurs on or after the 20th day of a month, or (ii) the last day of the month ended prior to the full calendar month immediately preceding the Closing Date if the Closing Date occurs before the 20th day of a month.

      "EBCH" is defined in SECTION 2.2(A)(XI).

      "EMPLOYEE BENEFIT PLANS"  is defined in SECTION 4.14(B).

      "EMPLOYEES" is defined in SECTION 10.1.

      "EMPLOYEE LIST" is defined in SECTION 10.1.

      "ENCUMBRANCES" means all liens, security interests, claims, charges, pledges, mortgages or other encumbrances of any kind.

      "ENVIRONMENTAL LAW" means any Law relating to environmental protection or the use, generation, manufacture, storage, treatment, management, discharge, release, disposal, transportation or other handling of any substance, chemical, waste or other material which is listed, defined or otherwise identified in such Law as hazardous, toxic or dangerous, including asbestos, PCBs, petroleum, petroleum products or by-products, crude oil, natural gas, natural gas liquids or synthetic gas useable for fuel.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is a member of a "controlled group" of which any Seller is a member or under "common control" with a Seller (within the meaning of Section 414(b) and (c) of the Code).

      "ESCROW AGREEMENT" means the Escrow Agreement, dated as of the Closing Date, in the form attached hereto as EXHIBIT C, among the Parent, TBCC and Carolina First Bank, as escrow agent.

      "ESTIMATED CLOSING PAYMENT" means the Estimated Purchase Price less the Holdback Amount.

      "ESTIMATED   PURCHASE   PRICE"   means  the  Prior  Month  Book  Value
plus $20,000,000.

      "FINAL CLOSING BALANCE SHEET"  is defined in SECTION 3.2(B).

      "FINAL CLOSING BOOK VALUE" means the amount by which the book value of the Transferred Assets reflected in the Final Closing Balance Sheet exceeds the book value of the

Assumed Liabilities reflected in the Final Closing Balance Sheet, as determined in accordance with ARTICLE III.

      "GOVERNMENTAL AUTHORITY" means any foreign or domestic federal, state, provincial, local or other governmental subdivi-sion, department, commission, board, bureau, court, legislature, agency, instrumentality or other governmental authority.

      "HAZARDOUS MATERIALS" means any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

      "HOLDBACK AMOUNT" means (i) $4,000,000 from the Closing Date to but not including the date that is six months after the Closing Date, (ii) $3,000,000 from and including the date that is six months after the Closing Date to but not including the first anniversary of the Closing Date, (iii) $2,500,000 from and including the first anniversary of the Closing Date to but not including the date that is eighteen months after the Closing Date, and (iv) $2,000,000 from and including the date that is eighteen months after the Closing Date (subject to disbursement as specified in SECTION 12.5 and the Escrow Agreement). Notwithstanding the foregoing, the Holdback Amount shall not be decreased on the scheduled date for a reduction pursuant to the foregoing formula if any claims by Buyer Parties were made (whether pending or satisfied) pursuant to Article XII in the time period from and after the immediately preceding calculation of the Holdback Amount and such claims are in an amount in excess of the amount of the decrease in the Holdback Amount scheduled to occur on such date. The Holdback Amount shall accrue interest as set forth in the Escrow Agreement.

      "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "INDEMNIFIABLE LOSS" means any and all damages, losses, liabilities, fines, penalties, amounts paid in settlement (in accordance with the terms hereof), costs and expenses (including reasonable expenses of investigation and litigation and reasonable attorneys' and consultants' fees and expenses) in connection with any demand, claim, action, cause of action, suit, proceeding, assessment, judgment or award relating thereto and in connection with any action, suit or proceeding by an Indemnified Person against the Indemnifying Person to enforce a right to indemnification hereunder.

      "INDEMNIFIED PERSON" and "INDEMNIFYING  PERSON" are defined in SECTION
12.4.

      "INDEPENDENT ACCOUNTING FIRM"  is defined in SECTION 3.2(B).

      "INTELLECTUAL PROPERTY" means all trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, trade names, product names, copyrights, copyright registrations, copyright applications, patents and patent applications, and all processes, computer software (including Lewtan and Lotus Notes), formulae, trade secrets, data, inventions, drawings, designs and know-how other than the Software.

      "JUNE 30 BALANCE SHEET" means, collectively, the balance sheet of Emergent Business Capital, Inc., the balance sheet of Emergent Commercial Mortgage, Inc. and the combined balance sheet of Emergent Business Capital Equity Group, Inc. (formerly known as Emergent Equity Advisors, Inc.) and Reedy River Ventures Limited Partnership as at June 30, 1998, copies of which are attached hereto as
SCHEDULE 1A.

      "KEY EMPLOYEE" means each employee identified by the Buyers' Representative in the letter to the Parent and the Sellers dated September 28, 1998.

      "KNOWLEDGE" means, with respect to the Parent and the Sellers, the actual knowledge after reasonable investigation of any of John M. Sterling, Keith B. Giddens, Kevin J. Mast, Mark S. Keegan, Susan E. Streich, Capers Easterby or Scott Lining.

      "LAW" means any foreign or domestic federal, state, provincial or local statute, law, ordinance, rule, published administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority.

      "LEASED PROPERTY" means the Real Property subject to the leases listed on
SCHEDULE 4.8.

      "MATERIAL ADVERSE EFFECT" means a material and adverse effect, individually or in the aggregate, on: (a) the operation of the Businesses of any Seller or EBCH; (b) the assets, liabilities, prospects, condition (financial or otherwise) or results of operation of any Seller or EBCH or any of the Businesses; (c) the ability of any Person to timely perform its obligations under this Agreement or any of its Related Agreements or the ability of such Person to consummate any of the transactions contemplated hereby or thereby; (d) the ownership or value of all or any portion of the Transferred Assets or the Shares; (e) the nature or extent of any of the Assumed Liabilities; or (f) the ability of the Buyers to own the Transferred Assets or the Shares, assume the Assumed Liabilities or conduct the Businesses after the Closing.

      "MATERIAL CONTRACTS" is defined in SECTION 4.15.

      "OTHER CONFIDENTIALITY AGREEMENTS" is defined in SECTION 6.8.

      "PARENT" is defined in the PREAMBLE.

      "PERMIT" means the licenses and authorizations issued by the SBA and any permit, license, authorization, registration, qualification, approval or franchise issued or granted by or effected with any Governmental Authority that is required under Laws applicable to the conduct of the Businesses or used by the Sellers in the conduct of the Businesses.

      "PERMITTED ENCUMBRANCES"  is defined in SECTION 4.6.

      "PERSON" means any individual, sole proprietorship, firm, corporation, partnership, limited liability company, trust, unincorporated association or other entity.

      "PRE-CLOSING TAX PERIOD" is defined in SECTION 13.15.

      "PRIOR MONTH BOOK VALUE" means the amount by which the book value of the Transferred Assets reflected in the Prior Month Closing Balance Sheet exceeds the book value of the Assumed Liabilities reflected in the Prior Month Closing Balance Sheet, as determined in accordance with ARTICLE III.

      "PRIOR MONTH CLOSING BALANCE SHEET" shall be the balance sheet agreed to by the Sellers' Representative and the Buyers' Representative pursuant to
SECTION 2.6(B).

      "PURCHASE PRICE" means the Final Closing Book Value plus $20,000,000 and as adjusted pursuant to SECTION 3.1.

      "REAL PROPERTY" means real property, including all privileges and easements appurtenant thereto, and any and all buildings, plants, facilities, installations, fixtures and other structures and improvements situated thereon or attached thereto.

      "RECEIVABLE" means an account receivable, trade receivable, loan receivable, note receivable or other account or right to payment generated through the extension of credit in the operation of the Businesses.

      "RECEIVABLE COLLATERAL DOCUMENT" means any contract, instrument or other document pursuant to which any security interest, mortgage or other lien was granted by an Account Debtor.

      "RECEIVABLE CREDIT SUPPORT DOCUMENT" means, with respect to any Receivable and Receivable Document, any guaranty, letter of credit, security agreement, mortgage or other form of credit support given by a Person other than the Account Debtor.

      "RECEIVABLE DOCUMENT" means any contract, instrument or other document evidencing a Receivable owed to a Seller or pursuant to which a Receivable owing to a Seller was or may be generated.

      "RELATED AGREEMENTS" means the following: (a) the Systems Transition Agreement, (b) the Transfer Instruments, (c) the Escrow Agreement, and (d) any certificates or other agreements executed in connection with this Agreement or the transactions contemplated hereby. References in this Agreement to a Person's Related Agreements shall mean the Related Agreements to which such Person is, or is purported to be, bound.

      "RETAINED ASSETS"  is defined in SECTION 2.3.

      "RETAINED LIABILITIES"  is defined in SECTION 2.5.

      "RETENTION AGREEMENTS" means, collectively, the Retention Agreements, in the form attached hereto as EXHIBIT A, between TBCC and each of the Key Employees.

      "SBA"  means the United States Small Business Administration.

      "SBIC HOLDBACK" means $100,000.

      "SBIC PERMITS" means any permit, license, authorization, registration, qualification, approval or franchise issued or granted by or effected with the SBA and relating to being a Small Business Investment Company (as defined in the Small Business Act).

      "SBIC SUBSIDIARY" is defined in the PREAMBLE.

      "SECTION 7(A) PERMITS" means any permit, license, authorization, registration, qualification, approval or franchise issued or granted by or effected with the SBA and relating to making loans pursuant to Section 7(a) of the Small Business Act.

      "SECTION 7(A) SUBSIDIARY" is defined in the PREAMBLE.

      "SELLER" and "SELLERS" are defined in the PREAMBLE. Each of the Sellers is listed on SCHEDULE 1B.

      "SELLERS' NOTICE" is defined in SECTION 2.6(C).

      "SELLER PARTIES" means the Sellers, any Affiliate, successor or assign of the Sellers and any officer, director, agent or employee of the Sellers or any Affiliate, successor or assign of the Sellers.

      "SELLERS' REPRESENTATIVE"  is defined in SECTION 13.1.

      "SHARES" is defined in SECTION 4.1.

      "SMALL BUSINESS ACT" means the Small Business Act, as amended.

      "SOFTWARE" means (i) all general ledger and accounting systems (including loan accounting systems) provided to the Parent by Information Technology, Inc. under the terms of various software license agreements; and (ii) all personal computer and local area network software and systems provided to the Parent under the terms of various software license agreements with various software suppliers, other than the Intellectual Property listed on SCHEDULE 4.9.

      "SYSTEMS TRANSITION AGREEMENT" means the Systems Transition Agreement, dated the Closing Date, in the form attached hereto as EXHIBIT B, among the Buyers and the Parent pursuant to which the Buyers will be provided the right to access the Software and necessary computer equipment through the Parent and receive related systems support for the term specified therein.

      "TAXES" means all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance and employees' income withholding, unemployment and Social Security taxes, which are imposed by the federal government, or any state, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions to tax related thereto, whether or not disputed.

      "TAX RETURN" means any return or other document (including any related or supporting information) filed or required to be filed with any Governmental Authority or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

      "TBCC" is defined in the PREAMBLE.

      "TBCC BENEFIT PLANS" is defined in SECTION 10.2.

      "TERRITORY" is defined in SECTION 9.1.

      "TRANSFER INSTRUMENT" means such good and sufficient bills of sale, assignments, assignment and assumption agreements, notice filings, tax declarations and other statements or filings with any Governmental Authority (including financing statements filed pursuant to the Uniform Commercial Code) as may be required for the sale of the Transferred Assets and assumption of the Assumed Liabilities and other instruments of sale, conveyance, transfer, assignment and assumption and, if applicable, limited powers of attorney as may be necessary or appropriate for the execution, delivery and recordation or filing of Transfer Instruments, as prepared by the Buyers in form and substance reasonably satisfactory to the Sellers and as shall be required to vest in the Buyers title to the Transferred Assets and as shall be required to evidence the Buyers' agreements to assume, pay, perform, fulfill and discharge the Assumed Liabilities.

      "TRANSFERRED ASSETS" is defined in SECTION 2.2. References in this Agreement to a Seller's Transferred Assets means the portion of the Transferred Assets that are owned by such Seller.

      "TRANSFERRED EMPLOYEES " is defined in SECTION 10.1.

  Upon the terms, and subject to the conditions, of this Agreement, each of the Sellers agrees to sell, assign, transfer, convey and deliver to TBCC, and TBCC agrees to purchase from such Seller, such Seller's Transferred Assets, free and clear of Encumbrances, other than the Permitted

Encumbrances, and TBCC agrees to assume the Assumed Liabilities of the Sellers, at and as of the Closing; provided, however, that (i) Emergent Business Capital, Inc. shall sell, assign, transfer, convey and deliver to the Section 7(a) Subsidiary, and the Section 7(a) Subsidiary agrees to purchase from Emergent Business Capital, Inc., the Section 7(a) Permits and the Shares; and (ii) Reedy River Ventures Limited Partnership shall sell, assign, transfer, convey and deliver to the SBIC Subsidiary, and the SBIC Subsidiary agrees to purchase from Reedy River Ventures Limited Partnership, the SBIC Permits.

            (a) Subject to SECTION 2.2(B) and SECTION 2.3, the "TRANSFERRED ASSETS" consist of each Seller's right, title and interest in and to all assets, properties and rights required to conduct the Businesses or currently used by such Seller in conducting the Businesses, including all of the following:

                     (i)  all  Receivables,   and  any  Receivable  Documents,
      Receivable Collateral Documents and Receivable Credit Support Documents related thereto;

                     (ii) all Intellectual Property and licenses for Intellectual Property required to conduct the Businesses or currently used by such Seller in conducting the Businesses, including those items described on SCHEDULE 4.9;


                     (iii) all vehicles, machinery, equipment, furniture, tools, spare parts, supplies, maintenance equipment and supplies, inventories, materials and other items of tangible personal property of every kind and description required to conduct the Businesses or currently used by such Seller in conducting the Businesses, including those listed on SCHEDULE 2.2(A)(III);

                     (iv) all leases for equipment, machinery, vehicles and other personal property of every kind and description required to conduct the Businesses or currently used by such Seller in conducting the Businesses, including those listed on SCHEDULE 2.2(A)(IV);

                     (v) all other Contracts required to conduct the Businesses or currently used by such Seller in conducting the Businesses to which such Seller is a party on the date hereof including those listed on

      SCHEDULE 2.2(A)(V) and such other Contracts as shall be entered into by such Seller between the date hereof and the Closing Date in accordance with SECTION 6.1 and listed on a supplemented SCHEDULE 2.2(A)(V) pursuant to SECTION 13.2;

                     (vi) all Permits, including the Section 7(a) Permits and the SBIC Permits;

                     (vii) all records, files, technical information, confidential information, price lists, marketing information, sales records, customer lists and files (including customer credit and collection information), and other proprietary information required to conduct the Businesses or currently used by such Seller in conducting the Businesses;

                     (viii) all charged-off loans and other assets and related contract rights;

                     (ix) any claim, action, proceeding, counterclaim, cross claim or set-off being brought by any of the Sellers and relating to the Businesses;

                     (x) any insurance policies owned by such Seller and related to the Businesses;

                     (xi) all of the issued and outstanding capital stock of Emergent Business Capital Holdings Corporation ("EBCH");

                     (xii) the leases for Real Property listed on SCHEDULE 2.2(A)(XII);
                     (xiii) a non-exclusive license to use the tradenames of the Sellers and an exclusive license to use the trade names of EBCH for 1 year after the Closing Date;

                     (xiv) all seals, minute books, stock transfer books, blank stock certificates and other documents relating to the organization, maintenance and existence of EBCH;

                     (xv)   all   accounts   and   reserves   relating   to  the
      securitizations conducted in the operation of the Businesses; and

                     (xvi) all other assets required to conduct the Businesses or currently used by such Seller in conducting the Businesses (including prepaid expenses and lease, utility and similar deposits, goodwill and all other intangible assets required to conduct the Businesses or currently used by such Seller in conducting the Businesses).

               (b) Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract or Permit of any Seller to the Buyers, or any claim, right or benefit of such Seller thereunder or resulting therefrom, if an assignment thereof, without the consent of a third Person, would constitute a breach or violation thereof. The Sellers shall identify all necessary consents to the assignment of Contracts and Permits and develop procedures for attempting to obtain any such consents. If a consent to the assignment of a Contract or Permit of the type specified in SECTION 8.1(E) is not obtained prior to the Closing or if an attempted assignment of a Contract or Permit of the type specified in SECTION 8.1(E) is ineffective for any other reason, the Buyers may elect not to close this transaction pursuant to SECTION 8.1(E). If the Buyers elect to proceed with the Closing, at the request of the Buyers such Seller shall cooperate with the Buyers in continuing to attempt to obtain such consent or otherwise procure an effective assignment of such Contract or Permit and, pending the obtaining of such consent or the procurement of such assignment, shall implement any reasonable arrangement to provide to the Buyers the benefits under any such Contracts or Permits. If, with respect to any such Contract or Permit, the consent to assignment is obtained or an effective assignment can otherwise be made following the Closing, the relevant Seller shall promptly assign to the Buyer designated by TBCC all of its right, title and interest in and to such Contract or Permit pursuant to a Transfer Instrument substantially similar in form and substance to the Transfer Instrument used for the assignment of similar Contracts or Permits at the Closing. If a consent to the assignment of a Contract or Permit is not obtained prior to the Closing or if an attempted assignment is ineffective for any other reason and the Buyer designated by TBCC requests that it not receive the benefits thereof, or if an arrangement to provide such benefits is not feasible, such Seller, in consultation with the Buyer designated by TBCC, shall terminate or wind-up such Contract or Permit and shall be responsible for any liability and expenses in connection with such termination. The Purchase Price shall be adjusted pursuant to SECTION
      3.1 to account for any Contracts or Permits not assigned to the Buyers.

               (a) Notwithstanding SECTION 2.2(A), the right, title and interest of each Seller in and to the following (the "RETAINED ASSETS"), if any, shall be retained by such Seller and are not being sold, assigned, transferred, conveyed or delivered to any of the Buyers hereunder:

                     (i) any Receivable under which any Seller or any Affiliate of a Seller is the Account Debtor;

                     (ii) any claim (including any claim for Tax refunds with respect to any Tax return of such Seller), counterclaim, setoff or other rights relating to any Retained Liability;

                     (iii) subject to SECTION 2.2(B), any Contract that cannot be effectively assigned to any of the Buyers at the Closing;

                     (iv)   the leases for Real Property listed on SCHEDULE 2.3;

                     (v) all monies to be received by the Sellers from the Buyers in connection with and in accordance with the terms of this Agreement;

                     (vi)   all rights of the Sellers under this Agreement;

                     (vii) all taxpayer and other identification numbers of the Sellers;

                     (viii) all seals, minute books, stock transfer books, blank stock certificates and other documents relating to the organization, maintenance and existence of the Sellers as legal entities; and

                     (ix)   subject to SECTION 2.2(A)(XIII), the names
      "Emergent Business Capital Asset-Based Lending, Inc.", "Emergent Financial Corp.", "Emergent Business Capital" and any and all similar names containing the "Emergent" moniker.

               (a) Subject to SECTION 2.5, and without prejudice to the rights and remedies of the Buyers pursuant to ARTICLE XII, at the Closing, the Buyers shall assume, pay, perform, fulfill and discharge, the following obligations and lia-bilities of the Sellers (collectively, the "ASSUMED LIABILITIES") and the Buyers shall not assume any other liabilities or obligations whatsoever of the Sellers:

                     (i) all obligations and liabilities of the Sellers, which are required to be performed, and which accrue, after the Closing Date, arising under any Receivables, Receivable Documents, Receivable Collateral Documents and Receivable Credit Support Documents and the Contracts acquired pursuant to SECTION 2.2(A) (but not any liabilities of the Sellers in respect of a breach of or default under such Receivables, Receivable Documents, Receivable Collateral Documents, Receivable Credit Support Documents or Contracts arising prior to the Closing for which claims are brought prior to the sixth anniversary of the Closing Date);

                     (ii) all liabilities of the Sellers to the extent set forth in the Final Closing Balance Sheet;

                     (iii) the obligations of the Sellers specifically assumed or otherwise undertaken by TBCC pursuant to ARTICLE X; and

                     (iv) all liabilities relating to accrued employee bonuses for Transferred Employees.

               (b) If, as contemplated in SECTION 2.2(B), a required consent to the assignment and assumption of a Contract or Permit referred to therein is not obtained prior to the Closing, or if an attempted assignment and assumption thereof is ineffective for any other reason, and if the applicable Seller and Buyer are undertaking an arrangement to provide the applicable Buyer with the benefits thereunder, the applicable Buyer shall pay, perform, fulfill and discharge, or otherwise undertake, such Seller's liabilities and obligations under such Contract arising after the Closing. If, with respect to any such Contract or Permit, such consent is obtained or an effective assignment and assumption can otherwise be made following the Closing, the applicable Buyer shall promptly assume such Seller's liabilities and obligations under such Contract pursuant to a Transfer Instrument substantially similar in form and substance to the Transfer Instrument used for the assumption of similar Contracts at the Closing.

  Except as expressly set forth in SECTION 2.4, all liabilities and obligations of the Sellers (the "RETAINED LIABILITIES") shall be retained by such Sellers and shall not be assumed by the Buyers, including:

               (a) any liability or obligation of any of the Sellers for any Taxes, other than any Taxes which the Buyers or any Affiliate of the Buyers has expressly agreed to pay pursuant to this Agreement;

               (b) any liability or obligation of the Sellers, including for sums due, under any Contract that cannot be effectively assigned at the Closing;

               (c) any liability or obligation arising partially or wholly in respect of any Retained Assets, including any existing or future liability or obligation resulting from any legal, administrative or arbitration proceeding, suit or action of any nature with respect thereto;

               (d) any liability or obligation arising from any legal, administrative or arbitration proceeding, suit or action of any nature against such Seller arising in connection with the conduct of the Businesses prior to the Closing;

               (e) any liability or obligation retained by the Sellers pursuant to ARTICLE X (including any liability with respect to any Employee Benefit Plan or other employee compensation arrangement); and

               (f) all liabilities and obligations relating to charitable contributions and pledges of the Sellers.

               (a) The closing (the "CLOSING") of the purchase and sale of the Transferred Assets hereunder shall take place at the offices of Mayer, Brown & Platt in Chicago, Illinois, on the last Business Day of the calendar month in which the conditions set forth in SECTIONS 8.1 and 8.2 are satisfied (provided that such date shall give the parties sufficient time to proceed to Closing, and in the event the parties do not have sufficient time to proceed to Closing, the Closing shall take place on the last Business Day of the next calendar month), or at such other time or place as the Buyers' Representative and the Sellers' Representative may agree (the date of the Closing being hereinafter called the "CLOSING DATE"). At the Closing:

                     (i) The Buyers shall pay to the Sellers the Estimated Closing Payment (minus the SBIC Holdback to the extent established pursuant to SECTION 8.3) by wire transfer of next day funds to such bank account or accounts as may be designated in a writing delivered to the Buyers by the Sellers' Representative, such writing to be delivered at least two (2) Business Days prior to the Closing.

                     (ii) Each Seller shall execute and deliver to the Buyers such Transfer Instruments as reasonably may be required by the Buyers to be executed and delivered by such Seller and the Buyers shall execute and deliver to the Sellers such Transfer Instruments as reasonably may be required by the Sellers to be executed and delivered by the Buyers.

                     (iii) The other executions, deliveries and actions contemplated in SECTIONS 8.1 and 8.2 shall be made.

               (b) No later than ten (10) days before the Closing Date, the Sellers' Representative shall provide the Draft Prior Month Balance Sheet to the Buyers. Within five (5) days of receipt of the Draft Prior Month Balance Sheet, the Buyers shall agree with the Draft Prior Month Balance Sheet or discuss in good faith with the Sellers' Representative any areas of disagreement with the Draft Prior Month Balance Sheet. The Sellers' Representative and the Buyers' Representative shall thereupon mutually agree upon the Draft Prior Month Balance Sheet whereupon it shall be deemed to be the "Prior Month Closing Balance Sheet" for purposes of this Agreement. If the Sellers' Representative and the Buyers' Representative cannot agree upon the Prior Month Closing Balance Sheet by the Closing Date, the parties shall cause the Independent Accounting Firm to review the Draft Prior Month Balance Sheet for the purpose of preparing the Prior Month Closing Balance Sheet in accordance with the terms of this Agreement and the Closing Date shall be postponed until such Prior Month Closing Balance Sheet is prepared. The Independent Accounting Firm shall deliver to the Sellers and the Buyers within fifteen (15) days of its commencement of such review, a Prior Month Closing Balance Sheet. Subject to SECTION 3.2, such report shall be final, conclusive and binding on the parties hereto. The fees and charges of the Independent Accounting Firm in making such review and preparing such report shall be borne equally by the Sellers, on the one hand, and the Buyers, on the other hand.

               (c) With respect to the Buyers' acquisition of the Transferred Assets, the Buyers and the Sellers agree to report the transfers under this Agreement consistent with Sections 1060 and 338 (h) (10) of the Code, and shall take no position contrary thereto unless required to do so by applicable Tax Laws pursuant to a Determination (as defined in Section 1313(a) of the Code).

      The Buyers shall be responsible for the preparation and filing of all Forms 8594 and 8023 pursuant to the provisions of Sections 1060 and 338 of the Code in accordance with applicable Tax Laws and the terms of this Agreement. The Sellers shall execute and deliver to the Buyers such documents or forms as are reasonably requested and are required by any Tax Laws properly to complete the Forms 8594 and 8023, at least 20 days prior to the date such Forms 8594 and 8023 are required to be filed.

      The Buyers and the Sellers agree that they shall use their best efforts to enter into an agreement (the "ALLOCATION AGREEMENT") as soon as practicable after the Closing Date concerning the computation of the amounts allocable to the Transferred Assets in accordance with Sections 1060 and 338 (h) (10) of the Code. The Buyers shall deliver to the Sellers a proposed Allocation Agreement no later than 75 days after the Closing Date. If the Sellers have not objected to such Allocation Agreement within thirty (30) days of receipt, such agreement shall be deemed accepted and shall be the Allocation Agreement. If the Sellers object to the Buyers' proposed Allocation Agreement, the Sellers shall give the Buyers notice of its objection (the "SELLERS' NOTICE") and the Sellers and the Buyers shall use all reasonable efforts to resolve their differences. If sixty days after the delivery of the Sellers' Notice, the Buyers and the Sellers have not adopted the Allocation Agreement as described above, any disputed aspects of the Allocation Agreement or such revision proposed in the Sellers' Notice shall be resolved within thirty days by the Independent Accounting Firm. The costs, expenses and fees of the Independent Accounting Firm shall be borne equally by the Buyers and the Sellers. The Buyers and the Sellers agree to act in accordance with the allocations contained in the Allocation Agreement in any relevant Tax Returns or similar filings, and before any Governmental Authority having taxing authority or in any judicial proceeding. The Buyers and the Sellers shall promptly inform one another of any challenge by any Governmental Authority having taxing authority to any allocation made pursuant to the Allocation Agreement.

               (d) The consummation of the transactions contemplated hereby to occur on the Closing Date shall be deemed to have occurred as of 11:59 p.m. on the Closing Date.

               As promptly as practicable after the Closing Date, the Buyers will cause to be prepared a balance sheet of the Transferred Assets and the Assumed Liabilities (to the extent required to be set forth thereon) as at the time of the Closing (together with the notes, if any, thereto, the "CLOSING BALANCE SHEET"). No later than thirty (30) days after the Closing Date, the Buyers will cause the Closing Balance Sheet to be delivered to the Sellers' Representative, together with a certificate setting forth the proposed Closing Book Value and the Purchase Price based on the Closing Balance Sheet and as adjusted to take account of the Contracts and Permits not assigned to Buyers as of the date of delivery of the Closing Balance Sheet and stating that the Closing Balance Sheet has been prepared in accordance with the terms of this Agreement. The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles consistent with the accounting policies and practices used in the June 30 Balance Sheet.

  If the Sellers disagree with the calculation of the Purchase Price or the Closing Book Value under the proposed Closing Balance Sheet delivered pursuant to SECTION 3.1, the Seller's Representative may, within thirty (30) days after receipt of the Closing Balance Sheet, deliver a notice of objection to the Buyers. Any such notice of objection shall specify those items or amounts or calculation methods as to which the Sellers disagree, and the Sellers shall be deemed to have agreed with all other items, amounts and calculation methods contained in the Closing Balance Sheet and the calculation of the Closing Book Value and the Purchase Price.

  If a notice of objection shall be delivered pursuant to SECTION 3.2(A), the parties hereto shall, during the ten (10) days following such delivery, attempt in good faith to reach agreement on the disputed items or amounts in order to determine, as may be required, the Final Closing Balance Sheet and the amount of the Final Closing Book Value and the Purchase Price. If, during such period, the parties are unable to reach such agreement, they shall promptly thereafter cause Arthur Andersen LLP, or another independent accounting firm of nationally recognized standing reasonably satisfactory to, and mutually agreed upon by, the Sellers' Representative and the Buyers' Representative (who shall not have any material relationship with the Sellers or the Buyers) (the "INDEPENDENT ACCOUNTING FIRM"), promptly to review this Agreement and the remaining items or amounts disputed by the parties hereto for the purpose of preparing the Final Closing Balance Sheet and calculating the Final Closing Book Value and the Purchase Price, as applicable. In making such calculation or calculations, the Independent Accounting Firm shall consider only those items, amounts or calculation methods in the Closing Balance Sheet or the calculations of the Closing Book Value and Purchase Price as to which the Sellers have disagreed. The Independent Accounting Firm shall deliver to the Sellers and the Buyers, as promptly as practicable (but in any event not later than thirty (30) days following its commencement of such review), a report containing the final Closing Balance Sheet (the "FINAL CLOSING BALANCE SHEET") setting forth its calculation or calculations of the Final Closing Book Value and the Purchase Price. Such report shall be final, conclusive and binding upon the parties hereto. The fees and charges of the Independent Accounting Firm in making such review and preparing such report shall be borne equally by the Sellers, on the one hand, and the Buyers, on the other hand.

  For purposes hereof, the Final Closing Book Value and the Purchase Price, as applicable, shall in each case be the amount (i) as shown therefor in the calculation of the Closing Book Value and Purchase Price delivered pursuant to
SECTION 3.1 if no notice of objection with respect thereto is delivered pursuant to SECTION 3.2(A) or (ii) if such a notice of objection is delivered, (A) as agreed by the parties pursuant to SECTION 3.2(B) or (B) in the absence of such agreement, as shown in the report of the Independent Accounting Firm delivered pursuant to SECTION 3.2(B), provided that the Final Closing Book Value and the Purchase Price shall not, in any such case, be less than the amount thereof shown in the calculation thereof delivered pursuant to SECTION 3.1 or more than the amount thereof shown in the notice of objection delivered pursuant to
SECTION 3.2(A).

  The parties hereto agree that they will, and agree to cause their respective independent accountants to, cooperate and assist, as contemplated in this
ARTICLE III, in the preparation of the Final Closing Balance Sheet and the calculations of the Final Closing Book Value and the Purchase Price and in the conduct of the calculations and reviews referenced in this ARTICLE III (including if applicable, by the Independent Accounting Firm), including making available all relevant books, records, work papers and personnel.

  If the Estimated Closing Payment (minus the SBIC Holdback to the extent established pursuant to SECTION 8.3) exceeds the Closing Payment, the Sellers shall pay to the Buyers, in the manner provided in SECTION 3.3(B), the amount of such excess. If the Closing Payment exceeds the Estimated Closing Payment (minus the SBIC Holdback to the extent established pursuant to SECTION 8.3), the Buyers shall pay to the Sellers, in the manner provided in SECTION 3.3(B), the amount of such excess. Any such payment pursuant to this SECTION 3.3(A) shall be made (i) within five (5) days after the expiration of the period for objection specified in SECTION 3.2(A) or
(ii) if a notice of objection with respect to the Purchase Price is delivered pursuant to SECTION 3.2(A) then within five (5) days after the earlier of (A) agreement between the parties pursuant to SECTION 3.2(B) with respect to the Purchase Price and (B) delivery of the calculation of the Independent Accounting Firm of the Purchase Price referred to in SECTION 3.2(B).

  Any payment pursuant to this SECTION 3.3 shall be made by wire transfer by the Buyers or the Sellers, as the case may be, of immediately available funds to such account of the party or parties to receive such payment as may be designated by the Buyers' Representative or the Sellers' Representative, as applicable.

  Any payments to or by the Sellers pursuant to this SECTION 3.3 shall be allocated among the Sellers and the Transferred Assets as mutually agreed upon by the Sellers' Representative and the Buyers' Representative.




      To induce the Buyers to enter into this Agreement, the Parent and the Sellers, jointly and severally, hereby represent and warrant to the Buyers as set forth in this ARTICLE IV:

  The Parent, EBCH and each Seller is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation set forth in subsection 4.1A of SCHEDULE 4.1. Each of the Sellers has full corporate power and authority to own and operate the Transferred Assets it now owns and operates and to carry on the Businesses as and where such Transferred Assets are now owned or operated and such Businesses are now conducted. The Parent and the Sellers have heretofore made available to the Buyers true, correct and complete copies of their respective articles or certificates of incorporation and by-laws or equivalent governing instruments and the articles or certificates of incorporation and by-laws or equivalent governing instruments of EBCH, each as amended to the date hereof or the Closing Date. Each of the Sellers and EBCH is duly licensed or qualified to do business as a foreign corporation or limited partnership, as applicable, and is in good standing, in all jurisdictions in which the character of the Transferred Assets now owned or operated by it or the nature of the Businesses now conducted by it requires it to be so licensed or qualified. Subsection 4.1B of SCHEDULE
4.1 sets forth each jurisdiction in which each of the Sellers and EBCH is licensed or qualified to do business as a foreign corporation. EBCH has the requisite power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business in all material respects as currently conducted by it. Subsection 4.1C of SCHEDULE 4.1 sets forth the number of shares of authorized capital stock of each class of the capital stock of EBCH and the number of issued and outstanding shares of each class of its capital stock (the "SHARES"). The Shares constitute all the issued and outstanding shares of capital stock of EBCH. Emergent Business Capital, Inc. owns all of the Shares free and clear of all Encumbrances. The Shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of EBCH obligating EBCH to issue or sell any of its shares of capital stock. There are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Shares.

  Each of the Parent and the Sellers has the requisite power and authority to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. All shareholder and other corporate or limited partnership acts and proceedings required to be taken by or on the part of each of the Parent and the Sellers to authorize it to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby have been duly and validly taken and remain in full force and effect. This Agreement constitutes, and upon the execution and delivery by the Parent and each of the Sellers and the other parties thereto of the Related Agreements to which it is a party, such Related Agreements will constitute, the legal, valid and binding agreements of the Parent and such Seller, enforceable against the Parent and such Seller in accordance with their respective terms except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by judicial discretion as to the availability of equitable remedies or by general equitable principles.

  The execution, delivery and performance of this Agreement and the Related Agreements by the Parent and each of the Sellers do not, and the consummation by each such Person of the transactions contemplated hereby and thereby will not: (a) violate or conflict with the certificate or articles of incorporation or by-laws or similar governing instruments of such Person or EBCH; (b) assuming satisfaction of the matters referred to in the following CLAUSE (C), violate, contravene or conflict with any order, writ, injunction, directive, judgment, award or decree of any Governmental Authority to which the Parent, EBCH or any of the Sellers is a party or to which any of their respective properties or assets is subject or any statute, law, ordinance, rule or regulation of any Governmental Authority applicable to any of them or any of their respective properties or assets; or
(c) require any filing or registration by such Person with, or approval, consent, authorization or other action with respect to it by, any Governmental Authority other than (i) the notification under the HSR Act referred to in
SECTION 6.3, and (ii) the filings, registrations, authorizations, approvals, consents and other actions listed in SCHEDULE 4.3.

  Except as set forth on SCHEDULE 4.4, the execution, delivery and performance of this Agreement and the Related Agreements by the Parent and each of the Sellers, as applicable, do not, and the consummation by each such Person of the transactions contemplated hereby and thereby will not: (a) violate or conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, any Contract to which such Person or EBCH is a party or by which such Person or EBCH is bound or by which any of such Person's or EBCH's property is bound, other than Contracts with payments of less than $1,000 per month, individually, and no more than $5,000 per month, in the aggregate for all such Contracts, or (b) result in the creation of any Encumbrance upon the Transferred Assets of the Sellers or the assets of EBCH (other than Permitted Encumbrances). Emergent Business Capital, Inc., Emergent Commercial Mortgage, Inc. and Emergent Business Capital Equity Group, Inc. will be released as guarantors of the Parent's 10.75% Senior Notes due 2004 automatically upon the consummation of the transactions contemplated by this Agreement and the occurrence of the following events: (x) the determination by the Board of Directors of the Parent that the Parent has received fair market value for the Transferred Assets and the filing of a copy of such Board resolutions with the trustee for such 10.75% Senior Notes; (y) 85% of the consideration for the sale of the Transferred Assets being cash; and (z) delivery of an officer's certificate and opinion of counsel to the trustee for such 10.75% Senior Notes stating that all conditions precedent for the release of the guarantors have been satisfied.

  The Sellers have furnished to the Buyers true and complete copies of the audited consolidating income statements and balance sheets of the Parent and the audited income statements and balance sheets of Emergent Business Capital, Inc. and Reedy River Ventures Limited Partnership as of December 31 in each of the years 1996 and 1997 and the unaudited income statements and balance sheets of the Sellers for the six months ended June 30, 1998. All of such financial statements were prepared in accordance with GAAP which has been consistently applied throughout the periods involved and from period to period and in accordance with the books and records of the Sellers (which books and records were kept in accordance with GAAP) and fairly present the financial position of the Businesses as of the dates thereof. Since June 30, 1998 there has not been a Material Adverse Effect with respect to the Businesses.

  Sufficiency of Transferred Assets. Each of the Sellers has good title to, a valid leasehold interest in, or valid license or other right to use all of its Transferred Assets which title, leasehold interest or license may be legally and validly sold, assigned or otherwise conveyed as contemplated in this Agreement. None of the Transferred Assets is subject to any Encumbrance, except any Encumbrances which shall be removed at or prior to the Closing and except the following: (a) mechanics', carriers', worker's and other similar liens arising in the ordinary course of business and consistent with past practice for amounts the payment of which is not delinquent; (b) exceptions disclosed in SCHEDULE 4.6; (c) liens for current taxes not yet due and payable; (d) purchase money liens securing liabilities not in excess of $20,000 in the aggregate with respect to office equipment and liens securing rental payments under capital lease arrangements previously disclosed to Buyers, in each case entered into in the ordinary course of business; and (e) other liens securing liabilities not in excess of $20,000 in the aggregate arising in the ordinary course of business not incurred in connection with the borrowing of money and which do not impair the use of the asset (the "PERMITTED ENCUMBRANCES" ). The Transferred Assets, together with the rights of the Buyers under the Systems Transition Agreement constitute, and upon consummation of the transactions contemplated hereby will constitute, all of the rights, assets, properties and interests which are sufficient for the operation of the Businesses as the Businesses are currently being operated and conducted.

               (a) Except as set forth on SCHEDULE 4.7A, each Receivable, Receivable Document, Receivable Credit Support

Document and Receivable Collateral Document was originated in the ordinary course of business of the Businesses. Each security or other interest created or intended to be created under any Receivable Document is valid, subsisting, binding and enforceable and has the priority interest in favor of the grantee thereof as indicated in the loan file for such Receivable. Each Receivable, Receivable Document, Receivable Credit Support Document and Receivable Collateral Document is valid, genuine, binding and enforceable against the counterparty thereto in accordance with its terms, is fully transferable and assignable, and is not and shall not be (due to acts or omissions committed or omitted by or on behalf of any of the Sellers) subject to any defenses, setoffs, off-sets, adjustments, rescission or counterclaims of any kind or nature. Each Receivable is absolute and unconditional. Each Receivable, Receivable Document, Receivable Credit Support Document and Receivable Collateral Document is in compliance with all applicable laws. No Receivable, Receivable Document, Receivable Credit Support Document or Receivable Collateral Document is subject to any law under which the sale, transfer or assignment thereof is unlawful, void, voidable or otherwise prohibited.

               (b) SCHEDULE 4.7B has been previously provided to the Buyers and accurately and completely sets forth, as of June 30, 1998 and with respect to each Receivable, the amount owing and the aging of such Receivable and the name of the party from whom such Receivable is owing, and the coding of the Receivable (e.g., bankruptcy or litigation). The Sellers have made available, and at Closing shall deliver, to the Buyers complete and correct copies of all Receivable Documents, Receivable Credit Support Documents and Receivable Collateral Documents evidencing or otherwise relating to the Receivables. No Seller has expressly or by its conduct or inaction waived or prejudiced the binding effect or priority or enforceability of any Receivable or any Receivable Documents, Receivable Credit Support Documents or Receivable Collateral Documents and none of the Receivables has been waived or amended in a manner adverse to any Seller since January 1, 1998. Security interests to the extent required under the Sellers' credit policies and procedures have been, and remain, validly and properly perfected in accordance with the applicable state's Uniform Commercial Code or, outside the United States, in accordance with applicable local law. No Receivables are owing by any Governmental Authority.

  SCHEDULE 4.8 contains (a) an accurate and complete list of each lease pursuant to which any of the Sellers or EBCH leases Real Property as lessee, including such lease's expiration date, and (b) an accurate and complete list of each lease pursuant to which any of the Sellers or EBCH leases tangible personal property and which calls for annual payments by such Seller or EBCH of $12,000 or more. Each such lease is in full force and effect and the Leased Real Property is adequate in all material respects to conduct the Businesses as they are currently being conducted.

  SCHEDULE 4.9 contains an accurate and complete list of (a) all Intellectual Property owned by the Sellers and included in the Transferred Assets, and all licenses and other Contracts relating thereto, and (b) all Contracts pursuant to which any Seller or EBCH is licensed or authorized by others to use any other Intellectual Property. The Sellers have good and marketable title to the Intellectual Property, free and clear of all Encumbrances other than Permitted Encumbrances. The Sellers have the valid and enforceable right to use the Intellectual Property and the Software in the manner the Intellectual Property and the Software is used by the Sellers, the Sellers are in full compliance with the Contracts pursuant to which such Seller is authorized to use any Intellectual Property and the Software and to the Sellers' Knowledge such use by the Sellers does not infringe on the intellectual property rights of any other Person.

  There is no legal, administrative or arbitration proceeding, suit or action of any nature pending or, to the Knowledge of the Parent or the Sellers, or to the knowledge of Ashley Nutley or, with respect to clauses (iii) and (iv), to the knowledge of any Affiliate of the Parent or the Sellers, threatened, against (i) any Seller which involves aggregate claims against such Seller exceeding $10,000, (ii) except as set forth in SCHEDULE 4.10, the Parent which involves aggregate claims exceeding $50,000 (not including any such claims arising from individual mortgage foreclosure actions or lender liability claims in connection therewith), (iii) any Seller or the Parent which could have a Material Adverse Effect, or (iv) any Seller or the Parent which questions or challenges the validity of this Agreement or of any of the Related Agreements or any action taken or to be taken by any Seller or the Parent pursuant to this Agreement or to any of the Related Agreements or in connection with the transactions contemplated hereby or thereby. Except in respect of a bankruptcy court order issued in connection with one of the matters identified with an asterisk on the attachment to SCHEDULE 4.10, there is no order, agreement, memorandum of understanding or similar instrument issued by a Governmental Authority with respect to the Businesses or the Transferred Assets. There are no pending or, to the Knowledge of the Parent or the Sellers, or to the knowledge of Ashley Nutley or any Affiliate of the Parent or the Sellers, threatened disputes, investigations or controversies between the Parent or any Seller and any Governmental Authority. At the date of this Agreement, none of the Sellers nor the Parent has received any communication from any Governmental Authority that such authority would oppose or refuse to grant or issue its consent or approval to, if required, or would impose a materially burdensome condition on, the Sellers with respect to the transactions contemplated by this Agreement. SCHEDULE 4.10 contains a list of all suits, actions, or proceedings commenced by any Seller (or the Parent on behalf of any Seller) as the plaintiff which are outstanding as of the date hereof or as of the Closing Date.

               (a) All Tax Returns with respect to the Sellers that are required to have been filed through the date hereof have been duly filed, and all Taxes shown to be due on such Tax Returns or otherwise required to be paid have been paid in full. No Seller is delinquent in the payment of any Taxes, the failure of which to pay would result in an Encumbrance on all or a substantial part of the Transferred Assets or a liability to the Buyers as a matter of law.

               (b) There are no tax liens (other than liens for current Taxes not yet due and payable) upon any of the Transferred Assets. All Taxes that the Sellers are required by Law to withhold or collect, including sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose.

               (c) None of the Sellers is a "foreign person" as defined in
Section 1445(f)(3) of the Code.

               (d) None of the Transferred Assets constitutes a joint venture, partnership or other arrangement or contract which is treated as a partnership for Federal income tax purposes.

               (e) None of the Transferred Assets constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the Transferred Assets is subject to a lease, safe harbor lease or other arrangement as a result of which any Seller is not treated as the owner for federal income tax purposes.



      (a) EBCH (i) has filed (or has had filed on its behalf) on a timely basis all Tax Returns required by applicable law to be filed by it on or before the Closing Date and such Tax Returns are true, correct and complete in all material respects, and (ii) has paid all Taxes (whether or not shown to be due on such Tax Returns) or has made adequate provision for such Taxes such that the reserves for current Taxes (excluding reserves for deferred Taxes) in respect of the period ended on and including the Closing Date or to any years and periods prior thereto will not be less than the reasonably estimated Tax liabilities accruing or payable by EBCH in respect of any such period prior to or as of the Closing Date.

      (b) There are no ongoing audits or examinations of any of the Tax Returns of EBCH nor has EBCH been notified, formally or informally, by any Governmental Authority that any such audit is contemplated or pending and no facts exist which would constitute grounds for the assessment of any additional Taxes by any Governmental Authority with respect to the taxable years covered in such returns and filings. No material issues have been raised in any examination by any Governmental Authority with respect to the businesses and operations of EBCH which, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability for Taxes for any other period not so examined.

      (c) There are no claims, investigations, actions or proceedings pending or, to the Knowledge of the Sellers or the Parent or to the knowledge of Ashley Nutley, threatened against EBCH by any Governmental Authority for any past due Taxes with respect to which EBCH would be individually or severally liable; there has been no waiver of any applicable statue of limitations nor any consent for the extension of the time for the assessment of any Tax against EBCH.

      (d) EBCH is not delinquent in the payment of any amount of Taxes, and there are no Tax liens upon any assets of EBCH (except for Taxes not yet due and payable).

      (e) EBCH has not filed a consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by EBCH.

      (f) EBCH is not a party to any safe harbor lease within the meaning of section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, nor has EBCH entered into any compensatory agreements with respect to the performance of services for which payment thereunder would result in a nondeductible expense to EBCH pursuant to
Section 280G or 162(m) of the Code. None of the assets of EBCH secures any debt the interest on which is tax exempt under Section 103 of the Code.

      (g) EBCH has not participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

      (h) EBCH has not agreed, or is required, to make any adjustment under
Section 481(a) of the Code by reason of a change in accounting method or otherwise.

      (i) EBCH has not entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, nor is EBCH a party to an interest rate swap, currency swap or other similar currency transaction.

      (j) No items of income attributable to transactions occurring on or before the close of the last preceding taxable year of EBCH will be required to be included in taxable income by EBCH in a subsequent taxable year by reason of EBCH reporting income on the cash method of accounting, the completed contract method or the percentage of completion-capitalized cost method.

      (k) EBCH is not subject to any liability for Tax of any person, including, without limitation, liability arising from the application of U.S. Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law.

      (l) EBCH is not a party to any tax sharing agreement, tax indemnification agreement or similar contract or arrangement which is binding and in effect on the date hereof.

      (m) No claim has been made by any authority since January 1, 1995 in a jurisdiction where EBCH does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

      (n) EBCH has withheld and paid over all Taxes required to have been withheld and paid over and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

      (o) EBCH has not requested or received a ruling from any taxing authority or signed a closing or other agreement with any taxing authority which could affect any taxable period after the Closing Date.

      (p) No power of attorney has been granted by or with respect to EBCH with respect to any matter relating to Taxes which is currently effective.

      (q) SCHEDULE 4.12 contains a list of all states, territories and jurisdictions to which any Tax is properly payable by EBCH.

      (r) EBCH is and has always been a corporation subject to subchapter C of the Code for Federal income tax and applicable state tax purposes.

      (s) EBCH has made available to the Buyers copies of all Tax Returns and correspondence with any Governmental Authority with respect to Taxes commencing on or after January 1, 1995, which Tax Returns are complete in all material respects.

      (t) The Sellers have filed a consolidated federal income tax return, including EBCH, for the taxable year immediately preceding the current taxable year and the Sellers are eligible to make an election under Section 338(h)(10) of the Code with respect to EBCH.

  SCHEDULE 4.13 contains a summary of all policies of fire, liability, worker's compensation and other forms of insurance maintained for the benefit of the Businesses (other than insurance policies relating to the benefit plans listed on SCHEDULE 4.14 and other than credit life, casualty or similar insurance policies (including credit unemployment, credit disability, inventory finance property and casualty and keyman policies) obtained by Persons who are provided financing by any of the Sellers). Such insurance policies are of the kind, covering such risks and in such amounts and with such deductibles and exclusions as are consistent with the industry. Neither the Parent nor any Seller has received any notice of cancellation or termination with respect to any insurance policy.

               (a) SCHEDULE 4.14 contains an accurate and complete list of all "employee pension benefit plans," as such term is defined in section 3(2) of ERISA, "employee welfare benefit plans" as such term is defined in section 3(1) of ERISA, retirement or deferred compensation plans, incentive compensation plans, stock plans, unemployment compensation plans, vacation pay, severance pay, bonus or benefit arrangements, insurance or hospitalization programs or any other fringe benefit arrangements, and employment or consulting agreements maintained by or contributed to by the Sellers, EBCH or their ERISA Affiliates or with respect to which the Sellers, EBCH or their ERISA Affiliates have any liability or contingent liability.

               (b) A true and correct copy of each of the plans, arrangements, and agreements listed on SCHEDULE 4.14 (referred to hereinafter as "EMPLOYEE BENEFIT PLANS"), and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been supplied to the Purchaser. In the case of any Employee Benefit Plan which is not in written form, the Purchaser has been supplied with an accurate description of such Employee Benefit Plan as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to each Employee Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Employee Benefit Plan has been supplied to the Buyers, and there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied.

               (c) None of the Employee Benefit Plans is a multiemployer plan within the meaning of section 3(37) of ERISA or an Employee Benefit Plan that has two or more contributing sponsors at least two of whom are not under common control within the meaning of Section 4063 of ERISA.

               (d) No Employee Benefit Plan is subject to Title IV of ERISA.

               (e) Each Employee Benefit Plan complies and has been administered in form and in operation in all respects with all requirements of law applicable thereto and no event has occurred which will or could cause any such Employee Benefit Plan to fail to comply with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance.

               (f) All Employee Benefit Plans which are employee pension benefit plans comply in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code; the Internal Revenue Service has issued a favorable determination letter with respect to each such plan and there have been no amendments to such plans which are not the subject of a favorable determination letter issued with respect thereto by the Internal Revenue Service; and no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code.

               (g) There have been no acts or omissions by the Sellers, EBCH or any of their ERISA Affiliates which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which EBCH or any Seller may be liable.

               (h) There are no pending or threatened claims (other than routine benefit claims), lawsuits or arbitrations which have been asserted or instituted against any Employee Benefit Plan, any of the fiduciaries thereof or any Seller with respect to their duties under the Employee Benefit Plans.

               (i) All Employee Benefit Plans that are group health plans, within the meaning of Section 5000(b)(1) of the Code or Section 607(1) of ERISA, have been operated in substantial compliance with the provisions of Section 4980B and Sections 9801 through 9806 of the Code and Sections 601 through 734 of ERISA, and no liability under Sections 4980B or Sections 9801 through 9806 of the Code or Sections 601 through 734 of ERISA has been incurred by any Seller or any ERISA Affiliate.

               (j) There has not occurred a nonexempt "prohibited transaction" (within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA) with respect to any Seller or any Employee Benefit Plan.

               (k) No Seller or EBCH maintains or has entered into any document, plan or Agreement which contains, directly or indirectly, any change in control provisions which could cause an increase or acceleration of benefits or benefit entitlement to employees or former employees of the Businesses or of any of the Sellers which would create a liability to the Buyer as a result of the transactions contemplated by this Agreement.

               (a) Except for this Agreement, the Related Agreements and the Retained Assets (other than Contracts that may be subject to an arrangement to convey the benefit thereof pursuant to SECTION 2.2(B)), and except as set forth in SCHEDULE 4.15 with respect to CLAUSES (IV), (V) and (IX):

                     (i) none of the Sellers has any employment Contract with any officer or employee, or any Contract that contains any severance or termination pay liabilities or obligations to any officer or employee;

                     (ii) none of the Sellers has any collective bargaining or union Contracts;

                     (iii) none of the Sellers nor any employees of the Sellers is restricted by Contract from carrying on its business or any part thereof anywhere in the world or from competing in any line of business with any Person;

                     (iv) none of the Sellers has any debt obligation for borrowed money or Contracts to acquire any such debt obligation of others;

                     (v) none of the Sellers has any obligation or liability pursuant to Contract as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise;

                     (vi) none of the Sellers is subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person whether under a loan agreement, note or otherwise in excess of $50,000 other than commitments to lend money in the ordinary course of operation of the Businesses;

                     (vii) none of the Sellers is a party to any Contract which provides for payments by such Seller to any of its officers or directors, to any of its Affiliates (excluding the other Sellers), or to any of the officers or directors of any of such Affiliates;

                     (viii) none of the Sellers is a party to any purchase or sale Contract involving the purchase by such Seller of goods or services which have a value in excess of $10,000 and which is not presently (and for the remainder of its term will not be) terminable at such Seller's election without premium, penalty or forfeiture;

                     (ix) none of the Sellers has given any irrevocable power of attorney to any Person for any purpose whatsoever, except the appointment of agents to accept service of process; and

                     (x) none of the Sellers is a party to any oral arrangement with respect to any of the matters described in the foregoing CLAUSES (I) through (IX).

               (b) True and complete copies of all documents (including all amendments thereto) and descriptions of any oral arrangements identified on
SCHEDULE 4.15 have been made available for inspection by the Buyers.

               (c) Each Contract set forth on SCHEDULE 4.15 or otherwise material to the Businesses (collectively, the "MATERIAL CONTRACTS") is in full force and effect and is a valid and binding obligation of the respective Seller, enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws from time to time in effect affecting creditors' rights generally or by principles governing the availability of equitable remedies. Except as set forth on SCHEDULE 4.15, no Seller, or to the Knowledge of the Sellers or to the knowledge of Ashley Nutley, any other party to any Material Contract, is in violation thereof or in default thereunder, and no Material Contract is currently under negotiation or renegotiation.

  All Permits possessed by the Sellers or EBCH are listed on SCHEDULE 4.16A and each of the Sellers and EBCH is in good standing and not subject to any suspension, adverse modification, revocation or adverse proceeding with respect to, any such Permit. The Sellers and EBCH are required to obtain but do not have the Permits listed on SCHEDULE 4.16B. The Permits listed on SCHEDULES 4.16A and 4.16B constitute all the Permits necessary for the Sellers and EBCH to engage in the Businesses as currently conducted.

  The Businesses and the Transferred Assets have been and are being conducted by the Sellers and EBCH in compliance with bankruptcy, insolvency and debtor relief laws (including, without limitation, the provisions thereof relating to reaffirmation agreements), usury laws, the Federal Truth-in-Lending Act, the Federal Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Regulations B, M and Z of the Federal Reserve Board, state adaptations of the National Consumer Act, of the Uniform Commercial Code and of the Uniform Consumer Credit Code, and all other banking, usury, consumer credit laws and equal credit opportunity and disclosure laws and laws governing the collection of amounts owing under consumer obligations. The Businesses and the Transferred Assets have been and are being conducted by the Sellers and EBCH in compliance with all other Laws applicable to the Sellers or EBCH except to the extent any such noncompliance would not reasonably be expected to have a Material Adverse Effect. Each Seller has originated and serviced (or has caused to be serviced) its Receivables, Receivable Collateral Documents, Receivable Credit Support Documents and Receivable Documents in conformance with such Seller's applicable origination and servicing policies and procedures. The Receivables have been, and will on the Closing Date be, recorded on the books of the Sellers in accordance with the charge-off and charge-down policies currently followed by the Sellers. Neither the Parent nor the Sellers have received any notice from any Governmental Authority that, or have any basis to believe that, the Businesses are being conducted in violation of any applicable Laws.

  Except as set forth on SCHEDULE 4.18, the Sellers are in good standing with the SBA and in compliance with all statutes and regulations governing the programs of the SBA including: (1) Section 7(a) of the Small Business Act, 15 U.S.C. 637(a), and the regulations promulgated thereunder, 13 C.F.R. ss.120;
(ii) Titles I, II , and III of the Small Business Investment Act of 1958, 15 U.S.C. 661 et seq., and the regulations promulgated thereunder, 13 C.F.R. ss.107; and (iii) Title V of the Small Business Investment Act of 1958, 15 U.S.C. 695 et seq., and the regulations promulgated thereunder, 13 C.F.R. ss.120. Except as disclosed on SCHEDULE 4.16B, no Seller has failed to obtain, and the Sellers presently maintain in good standing, all Permits necessary to conduct the Businesses, including: (i) authorization by the SBA for Emergent Business Capital, Inc. to operate as a Small Business Lending Company (as defined in the Small Business
Act); (ii) authorization by the SBA in such district(s) where it has been sought and granted for Emergent Business Capital, Inc. to be a Certified Lender (as defined in the Small Business Act); (iii) authorization by the SBA in such district(s) where it has been sought and granted for Emergent Business Capital, Inc. to be a Preferred Lender (as defined in the Small Business Act); and (iv) a license granted by the SBA for Reedy River Ventures Limited Partnership to be a Small Business Investment Company (as defined in the Small Business Investment
Act).

   Except as disclosed on SCHEDULE 4.19:

               (a) No Seller nor EBCH has used the Leased Property, or any part thereof, for the generation, treatment, storage, handling or disposal of any Hazardous Materials in violation of any Environmental Laws.

               (b) There is not now pending or, to the Knowledge of any Seller or to the knowledge of Ashley Nutley, threatened any action, suit, or proceeding by or before any Governmental Authority (i) alleging violation by any of the Sellers or EBCH or any liability of any of the Sellers or EBCH under, any Environmental Law in connection with the conduct of the Businesses, (ii) alleging failure by any of the Sellers or EBCH to have any Permit required under any Environmental Law in connection with the conduct of the Businesses, or (iii) with respect to the release, disposal, transportation or storage of any Hazardous Material by any of the Sellers or EBCH at, upon or under any Leased Property.

               (c) There are no past or present actions, circumstances, conditions, or events that could reasonably be expected to result in a notice, demand, request for information, citation, claim, action, proceeding, summons, or complaint against any of the Sellers or EBCH with respect to any violation by any of the Sellers or EBCH of, or liability of any of the Sellers or EBCH under, any Environmental Law in connection with the conduct of the Businesses.

  Except as disclosed on SCHEDULE 4.20, no Seller nor any of their Affiliates has employed any investment banker, broker or finder in connection with the transactions contemplated hereby who might be entitled to a fee or any commission upon consummation of the transactions contemplated hereby. Any fees or commissions to be paid to any such investment banker, broker or finder shall be for the account of the Parent on behalf of the Sellers.

  No Seller nor the Parent or EBCH has, nor has any director, officer, or employee of any Seller, EBCH or the Parent, directly or indirectly, used funds or other assets of any Seller, EBCH or the Parent or made any promise or undertaking in regard to such funds or assets, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any Person, or any director, officer, employee, agent or representative thereof; or
(d) the establishment or maintenance of a secret or unrecorded fund. There have been no intentionally false or intentionally fictitious entries made in the books or records of any Seller, EBCH or the Parent.

 Except as set forth in the financial statements referenced in SECTION 4.5, none of the Sellers nor EBCH has any material liabilities, claims, debts or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, other than trade payables and accrued expenses which have arisen after June 30, 1998 in the ordinary course of business.

 All hardware, software, equipment or systems utilized by or material to the operations or financial reporting of the Sellers and EBCH (collectively, the "systems") are in good working order and condition, function in accordance with the specifications therefor contained in the agreements pursuant to which the Sellers or EBCH obtained the systems and no Seller nor EBCH has experienced any significant defects in design, workmanship or material with respect thereto. The respective Seller or EBCH, as applicable, has valid and enforceable warranties from the respective vendors of the systems to the effect that the systems (i) properly perform date sensitive functions before, during and after the year 2000; (ii) accurately perform leap year calculations; and (iii) will not cause any other information technology to fail or generate errors related to any such dates.

  EBCH has conducted its operations in compliance with its articles or certificate of incorporation and by-laws and is not in violation of any Contract to which it is a party.

  The replacement of KPMG Peat Marwick LLP with Elliott Davis as the Sellers' accounting firm is not the result of any disagreement over the financial affairs or accounting practices of the Parent or the Sellers and does not reflect any event or circumstance that would impair the value or usefulness of the Transferred Assets or that would constitute a Material Adverse Effect.

  No representations or warranties made by any Seller in this Agreement contain or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary to make the statements herein, in light of the circumstances under which they were made, not misleading.

      To induce the Sellers to enter into this Agreement, the Buyers hereby represents and warrants to the Sellers as set forth in this ARTICLE V:

  Each Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation.

  Each Buyer has the corporate power and authority to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. All corporate acts and proceedings required to be taken by or on the part of each Buyer to authorize it to execute, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby have been duly and validly taken and remain in full force and effect. This Agreement constitutes, and upon the execution and delivery by each Buyer and the other parties thereto of such Buyer's Related Agreements, such Related Agreements will constitute, the legal, valid and binding agreements of such Buyer, enforceable against such Buyer in accordance with their respective terms except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by judicial discretion as to the availability of equitable remedies or by general equitable principles.

  The execution, delivery and performance of this Agreement and the Related Agreements by each Buyer do not, and the consummation by each such Person of the transactions contemplated hereby and thereby will not: (a) violate or conflict with the certificate or articles of incorporation or by-laws of such Person; (b) assuming satisfaction of the matters referred to in the following CLAUSE (C),
(i) violate, contravene or conflict with any order, writ, injunction, directive, judgment, award or decree of any Governmental Authority to which such Person is a party or to which any of its properties or assets is subject or any statute, law, ordinance, rule or regulation of any Governmental Authority applicable to it or any of its properties or assets; or (ii) violate or conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, any material Contract to which such Person is a party or by which it is bound or by which any of its property is bound; or (c) require any filing or registration by such Person with, or approval, consent, authorization or other action with respect to it by, any Governmental Authority other than (i) the notification under the HSR Act referred to in SECTION 7.1, and (ii) the filings, registrations, authorizations, approvals, consents and other actions listed in SCHEDULE 5.3.

  The Buyers have sufficient cash, lines of credit or other sources of available funds to enable it to make the payments contemplated by this Agreement and the Related Agreements.

  There is no legal, administrative or arbitration proceeding, suit or action of any nature pending or, to the knowledge of the Buyers, threatened, against the Buyers which questions or challenges the validity of this Agreement or any of the Related Agreements or any action taken or to be taken by the Buyers pursuant to this Agreement or any of the Related Agreements or in connection with the transactions contemplated hereby or thereby. There are no pending or, to the knowledge of the Buyers, threatened disputes or controversies between the Buyers or any of its Affiliates and any Governmental Authority that would reasonably be expected to adversely affect or impair the ability of the Buyers to consummate the transactions contemplated hereby. At the date of this Agreement, to the knowledge of the Buyers, neither the Buyers nor any of their Affiliates have received any communication from any Governmental Authority that such authority would oppose or refuse to grant or issue its consent or approval to, if required, or would impose a materially burdensome condition on the Buyers with respect to, the transactions contemplated by this Agreement.

  No Buyer nor any of their Affiliates has employed any investment banker, broker or finder in connection with the transactions contemplated hereby who would have a valid claim to a fee or any commission upon consummation of the transactions contemplated hereby.




      The Parent and each of the Sellers, jointly and severally, covenants and agrees with the Buyers as set forth in this ARTICLE VI:

               (a) Except as otherwise contemplated hereby, from the date hereof until the Closing, each of the Sellers will (and will cause EBCH to) conduct its Business in the usual and ordinary course consistent with past practice and in compliance with all applicable Laws. In addition, each of the Sellers will (and will cause EBCH to):

                     (i) use reasonable best efforts to preserve its relationships with its suppliers, clients, borrowers and others having business relations with it;
                     (ii) use reasonable best efforts to preserve its business organization intact and retain the services of its present officers, employees and agents;

                     (iii) give prompt written notice to the Buyers of any notice received by it of any default or breach or alleged default or breach under any Material Contract to which it is a party or by which it is bound;

                     (iv) give prompt written notice to the Buyers of any notice received by it of the commencement of any proceeding, suit or action of the type described in CLAUSE (IV) of SECTION 4.10 or the threat to commence any such proceeding, suit or action;

                     (v) maintain its books and records in all respects in the same manner and with the same care that such books and records have been maintained prior to the execution of this Agreement; and

                     (vi) maintain in full force and effect through the Closing Date the insurance policies listed in SCHEDULE 4.13.

               (b) Except as otherwise contemplated hereby, from the date hereof until the Closing, none of the Sellers nor EBCH (nor the Parent with respect to CLAUSES (IV), (XII) OR (XIII) ) will, without the prior written consent of the
Buyers:

                     (i) enter into or amend any Material Contract except in the ordinary course of business consistent with past practice;

                     (ii) borrow or agree to borrow any funds or incur, assume or become subject to, whether directly or by way of guaranty or otherwise, any obligation or liability with respect to borrowed money, except in the ordinary course of business consistent with past practice;

                     (iii) loan or advance any amount to such Seller's or EBCH'S directors or officers, except in connection with existing programs, or make any loans or advances to any other Person other than in the ordinary course of the Businesses;

                     (iv) acquire, except in the ordinary course of collection, a material amount of assets constituting all or substantially all of the business or assets of any Person;

                     (v) amend or modify its charge-off and charge-down policies or amend or modify its credit policies or procedures in any respect;

                     (vi) other than pursuant to this Agreement, sell, lease or otherwise dispose of any of its Transferred Assets except in the ordinary course of business consistent with past practice;

                     (vii) permit or allow any of the Transferred Assets to be subjected to any Encumbrances of any kind, other than the Permitted Encumbrances;

                     (viii) except as described in SCHEDULE 6.1, grant any general increase in the compensation of the officers and employees of such Seller or EBCH (including any increase pursuant to any bonus, pension, profit-sharing or other plan or Contract), except for increases in the ordinary course of business consistent with past practice or as may be required by the terms of any such bonus, pension, profit-sharing or other plan or Contract;

                     (ix) make any capital expenditure or commitment therefor in excess of $20,000 individually or in excess of $50,000 in the aggregate;

                     (x) permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse;

                     (xi) hire any employees other than in connection with filling a vacancy;

                     (xii) sell or otherwise transfer to any third party any list of customers, past customers or prospects relating to the Businesses;

                     (xiii) enter into or amend or cancel or agree to the amendment or cancellation of any insurance Contracts relating to the Businesses;

                     (xiv) except as described in SCHEDULE 6.1, amend, renew or renegotiate any lease being assumed by Buyers pursuant to SECTION 2.2(A)(XII);

                     (xv)   merge or consolidate with any other Person; or

                     (xvi)  enter any Contract to do any of the foregoing.

               (c) From the date hereof until the Closing, the Parent will not, without the prior written consent of the Buyers (which consent will not be unreasonably withheld or delayed) merge with or consolidate with any other Person unless such Person's securities are rated investment grade or better by Moody's Investors Service or Standard & Poor's Rating Group and such Person agrees in writing, in form and substance satisfactory to the Buyers, to be bound by all obligations of the Parent hereunder.

               (d) Anything to the contrary in this Agreement notwithstanding, the covenants of the Sellers in this SECTION 6.1 shall not be deemed to apply to the extent otherwise applicable in respect of any Retained

Assets (other than Contracts that are subject to an arrangement to convey the benefit thereof pursuant to SECTION 2.2(B)) or Retained Liabilities.

  Each of the Sellers and EBCH will afford promptly to the Buyers and its authorized representatives and agents (including the Buyers' Accountants) reasonable access from the date hereof until the Closing, during normal business hours, to the properties, books, records and employees of the Sellers and furnish to the Buyers such additional financial and operating data and other information as it may reasonably request. The Sellers will, at and after the Closing, furnish the Buyers with such additional financial and operating data and other information about the Businesses as may be requested by the Buyers and reasonably available and necessary or appropriate for the Buyers to comply with applicable Law and financial reporting requirements.

  The Sellers have filed with the Federal Trade Commission and the Department of Justice the notification and report form required under the HSR Act for the transactions contemplated hereby and the Sellers shall cause to be filed as promptly as practicable any supplemental information that may be reasonably requested in connection therewith, which notification and report form does comply and which supplemental information will comply in all material respects with the requirements of the HSR Act. The filing fees incurred in connection with compliance with the HSR Act shall be borne equally by the Sellers on one hand and the Buyers on the other hand. The Sellers will as promptly as practicable make the filings with, and take all reasonable steps to obtain the authorizations, approvals, consents and other actions of, governmental agencies described in SCHEDULE 4.3.

  The Sellers shall use all commercially reasonable efforts to cause the conditions set forth in SECTION 8.1 to be satisfied as soon as practicable after the date hereof. To the extent that any Transferred Asset requires the consent of any third Person for its assignment or any Assumed Liability requires the consent of any third Person for its assumption as contemplated in this Agreement, or any Related Agreement contemplates that certain consents may have been obtained, or other actions may have been taken, prior to the execution and delivery of such Related Agreement, the Sellers, at the request of the Buyers, shall cooperate with the Buyers in attempting to obtain such consents or to cause such other actions to be taken prior to the Closing Date.

  Unless and until this Agreement has been terminated pursuant to ARTICLE XI or the Closing has occurred, none of the Sellers nor the Parent will (i) solicit any offer to acquire the Businesses or any capital stock of any Seller, whether by merger, purchase, purchase of assets or other similar transaction, or (ii) disclose (other than to the Buyers, Affiliates of the Buyers and their respective agents) any information not customarily disclosed in the ordinary course of business or legally required to be disclosed concerning the Businesses or the Transferred Assets of any of the Sellers.

  Prior to Closing, the Sellers shall provide the Buyers with a complete and correct description of all banking, safe deposit box and lock-box arrangements with respect to the Businesses or Transferred Assets maintained at such time by any Seller or EBCH or otherwise used in connection with the Businesses, all powers of attorney in connection with such arrangements, and the names of all persons authorized to draw thereon or to have access thereto.

  Except for those Permits that are not transferrable by law, the Sellers shall, to the extent possible under applicable Law, cause the issuance or transfer of the Permits to the relevant Buyer upon the Closing Date in form and substance the same as the Permits which were held by the Sellers or EBCH; provided, that no Seller shall be required to transfer any Permit which is not transferable to the relevant Buyer under applicable Law. The Sellers shall give and make all required notices and reports to the appropriate Persons with respect to the Permits that may be necessary for the ownership, operation and use of the Transferred Assets by the relevant Buyer after the Closing.

  Promptly following the date hereof, the Parent shall request each party to a confidentiality agreement entered into with any of the Sellers or the Parent or their Affiliates in connection with the exploration of an acquisition of the Businesses or any material portion thereof or the Sellers (collectively, the "OTHER CONFIDENTIALITY AGREEMENTS") to (i) return to the Parent all materials and documents received from the Parent or the Sellers in connection with such exploration or (ii) destroy such materials and documents and certify such destruction to the Parent in writing. From and after the Closing, the Parent shall, upon the request of TBCC, use commercially reasonable efforts to enforce any covenants relating to confidentiality and non-solicitation contained in any of the Other Confidentiality Agreements. To the extent permitted under the Other Confidentiality Agreements, the Parent hereby assigns to the Buyers its rights relating to confidentiality and non-solicitation contained in the Other Confidentiality Agreements.

  The Parent and TBCC shall jointly make the elections provided for by Section 338(h)(10) of the Code and Treasury Regulation Section 1.338(h)(10)-1 (and any comparable election under state or local tax law) with respect to the purchase of the Shares by TBCC (each, an "ELECTION"). Upon finalization of the Allocation Agreement as set forth in SECTION 2.6(C), the Parent shall deliver Internal Revenue Service Form 8023 to TBCC with Sections 3a through 8h and 11a through 11g completed and signed by the Parent. Also, the Parent, the Sellers and TBCC shall cooperate with each other to take all actions necessary and appropriate (including filing such additional forms, returns, elections, schedules and other documents) as may be required to effect and preserve a timely Election in accordance with the provisions of Treasury Regulation Section 1.338(h)(10)-1 (or any comparable provisions of state or local tax law) or any successor provisions. The Parent and TBCC shall report the purchase by TBCC of the Shares pursuant to this Agreement consistent with the Elections (and any comparable elections under state or local tax laws) and shall take no position inconsistent therewith in any Tax Return, any proceeding before any taxing authority or otherwise. Any liability for Taxes arising from the Elections shall be borne by the Sellers, including any Taxes imposed on EBCH as a result of such Election.

  The Parent shall prepare or cause to be prepared and filed in a timely manner all of EBCH's Tax Returns for all taxable periods ending on or before the Closing Date. The Parent shall prepare or cause to be prepared such Tax Returns using accounting methods and other practices that are consistent with those used by EBCH in its prior Tax Returns and items to be taken into account in EBCH's Tax Returns for the short taxable period ending on the Closing Date shall be determined under the "closing-the-books" method as described in Treasury Regulation Section 1.1502-76(b)(2)(i).

  The Sellers hereby grant to the Buyers the non-exclusive right to use the trademarks and tradenames of the Sellers and the exclusive right to use the trademarks and tradenames of EBCH from the Closing Date until the first anniversary of the Closing Date. The Buyers agree to use such trademarks and tradenames only as reasonably necessary to transition the operation of the Businesses to the Buyers and in connection with the equipment, letterhead, brochures, packages, labels, advertising and other assets relating to the Businesses and existing on the Closing Date.

  The Parent shall cause the proceeds from the sale of the Transferred Assets to be applied in accordance with the terms of the Indenture dated September 23, 1997 pursuant to which the Parent's 10.75% Senior Notes were issued.




      The Buyers covenant and agree with the Sellers as set forth in this
ARTICLE VII:

  The Buyers have filed with the Federal Trade Commission and the Department of Justice the notification and report form required under the HSR Act for the transactions contemplated hereby and the Buyers shall cause to be filed as promptly as practicable any supplemental information that may be reasonably requested in connection therewith, which notification and report form does comply and which supplemental information will comply in all material respects with the requirements of the HSR Act. The filing fees incurred in connection with compliance with the HSR Act shall be borne equally by the Sellers on one hand and the Buyers on the other hand. The Buyers will make as promptly as practicable the filings with, and take all commercially reasonable steps to obtain the authorizations, approvals, consents and other actions of, Governmental Authorities described in SCHEDULE 5.3.

  The Buyers shall use all commercially reasonable efforts to cause the conditions set forth in SECTION 8.2 to be satisfied as soon as practicable after the date hereof. To the extent that any Transferred Asset requires the consent of any third Person for its assignment or any Assumed Liability requires the consent of any third Person for its assumption as contemplated in this Agreement, or any Related Agreement contemplates that certain consents may have been obtained, or other actions may have been taken, prior to the execution and delivery of such Related Agreement, the Buyers, at the request of the Sellers, shall cooperate with the Sellers in attempting to obtain such consents or to cause such other actions to be taken prior to the Closing Date.

               The Buyers will, at and after the Closing, afford to the Sellers' Representative and his agents reasonable access during normal business hours to the properties, books, records, employees and auditors of the Businesses, to the extent reasonably necessary for the Sellers' Representative to comply with applicable Law and financial reporting requirements. Without limiting the foregoing, the Buyers shall also cooperate with the Sellers in connection with claims, suits, actions and proceedings of the types referred to in SECTION 12.2(A), including making available the personnel of the Buyers, whether as witnesses or for informational purposes. The Sellers will hold all information provided to it pursuant to this SECTION 7.3 (and any information derived therefrom) in confidence and will not disclose any such information other than (i) to directors, officers, employees and agents of the Sellers who need to know such information for the purposes for which it was obtained and who agree to be bound by this provision, and (ii) as required by applicable Law or regulation.



  The obligations of the Buyers to proceed with the Closing contemplated hereby are subject to the satisfaction at or prior to the Closing of all of the following conditions, any one or more of which may be waived, in whole or in part, by the Buyers' Representative on behalf of all Buyers:

  Each of the Sellers shall have complied with each of its covenants and agreements contained herein to be performed at or prior to the Closing, and, except as affected by any action expressly contemplated by or permitted under this Agreement, each of the representations and warranties of the Sellers contained in ARTICLE IV shall be true and correct in any and all respects which the Buyers deem to be material in their reasonable judgment at the date hereof and at and as of the Closing as if made at and as of the Closing (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date). There shall not have occurred any event or circumstance that has or may be expected to have a Material Adverse Effect.

  The Buyers shall have received a certificate, dated the Closing Date, of each Seller certifying as to the matters specified in SECTION 8.1(A).

  The Buyers shall have received an opinion, dated the Closing Date, from Wyche, Burgess, Freeman & Parham, P.A., counsel to the Sellers, in the form attached as EXHIBIT D.

  The waiting period under the HSR Act relating to the transactions contemplated hereby, if applicable, shall have expired or been terminated.

  There shall have been received (i) all of the consents, authorizations and approvals from the Governmental Authorities set forth on SCHEDULE 4.3 (without regard to any waiver by the Sellers of such consents, authorizations or approvals set forth on such schedule) and SCHEDULE 5.3, (ii) all Permits, and
(iii) all other consents of third parties to the consummation of the transactions contemplated hereby, which, with respect to CLAUSES (II) and (iii), are necessary for the conduct of the Businesses or which the failure to obtain would have a Material Adverse Effect, provided, however, that the Department of Agriculture Business and Industry License shall not be required prior to Closing.

There shall have been received all Permits issued by the SBA, including the
Section 7(a) Permits and the SBIC Permits.

  The Parent and each Seller shall have executed and delivered each Related Agreement to which it is a party. Each Key Employee shall have executed and delivered the Retention Agreement to which he or she is a party.

  Consummation by the Buyers of the transactions contemplated hereby, and by the Buyers of the transactions contemplated by the Related Agreements, and the performance by the Buyers hereof and thereof, shall not violate any order or decree of any court or Governmental Authority having competent jurisdiction entered after the date hereof or any Law or regulation applicable to the Buyers becoming effective after the date hereof and no suit or action by any Governmental Authority shall have been instituted that questions the validity or legality of the transactions contemplated hereby; and no Governmental Authority having jurisdiction over the Buyers or any of its Affiliates shall have communicated any concern, formally or informally, in writing or orally, with respect to the transactions contemplated hereunder, which is likely to make consummation of such transactions unfeasible or materially burdensome for such Buyers or any of its Affiliates.

  The Buyers shall have received (i) certified copies of each Seller's certificate of incorporation or limited partnership agreement, as applicable,
(ii) certified copies of the Bylaws, if any, of each Seller, (iii) certified copies of resolutions of the Board of Directors and shareholders of each of the Sellers giving any necessary approval or authorization with respect to this Agreement and the Related Agreements; and (iv) incumbency certificates as to officers of the Sellers executing documents on behalf of the Sellers.

  The Buyers shall have received payoff letters in form and substance acceptable to the Buyers from each of the creditors of the Sellers with Encumbrances on any of the Transferred Assets, together with the related Uniform Commercial Code termination statements fully releasing such Encumbrances.

  The Buyers and their respective agents and representatives shall have completed to their satisfaction their due diligence investigation of the Sellers and the Businesses pursuant to SECTION 6.2 which due diligence investigation shall continue until such time as the Buyers' Representative shall have notified the Sellers' Representative in writing that such due diligence investigation has terminated.

Each Seller shall furnish to the Buyers on or before the Closing Date a certification of the Seller's non-foreign status as set forth in Treasury Regulation ss.1.1445-2(b).

  TBCC shall have received the Shares duly assigned to it by Emergent Business Capital, Inc.

   The directors of EBCH shall have tendered written resignations.

  Each of the Sellers and the Parent shall have delivered a Solvency Certificate in form and substance reasonably satisfactory to the Buyers.

  The Parent shall have prepared for delivery by the Buyers to the trustee on the Closing Date (in forms reasonably acceptable to the Buyers), the Parent's Board of Director resolutions, the officer's certificate, the opinion of counsel and all other documents required to be delivered to the trustee in order to release Emergent Business Capital, Inc., Emergent Commercial Mortgage, Inc. and Emergent Business Capital Equity Group, Inc. as guarantors of the Parent's 10.75% Senior Notes due 2004.

 The obligations of the Sellers to proceed with the Closing contemplated hereby are subject to the satisfaction at or prior to the Closing of all of the following conditions, any one or more of which may be waived, in whole or in part, by the Sellers' Representative on behalf of all Sellers:

  The Buyers shall have complied with their covenants and agreements contained herein to be performed at or prior to the Closing and, except as affected by any action expressly contemplated by or permitted under this Agreement, each of the representations and warranties of the Buyers contained in ARTICLE V shall be true and correct at the date hereof and at and as of the Closing as if made at and as of the Closing (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date).

  The Sellers shall have received a certificate, dated the Closing Date, of each Buyer certifying as to the matters specified in SECTION 8.2(A).

  The Sellers shall have received an opinion, dated the Closing Date, from Mayer, Brown & Platt, special counsel to the Buyers, in the form attached as EXHIBIT E.

  The waiting period under the HSR Act relating to the transactions contemplated hereby, if applicable, shall have expired or been terminated.

  There shall have been received all of the consents, authorizations and approvals from Governmental Authorities set forth on SCHEDULE 4.3, and no such consent, authorization or approval shall have been revoked.

  Each Buyer shall have executed and delivered each Related Agreement to which it is a party.

  Consummation by the Sellers of the transactions contemplated hereby, and by the Sellers of the transactions contemplated by the Related Agreements, and the performance by the Sellers hereof and thereof, shall not violate any order or decree of any court or Governmental Authority having competent jurisdiction entered after the date hereof or any Law or regulation applicable to the Sellers becoming effective after the date hereof and no suit or action by any Governmental Authority shall have been instituted that questions the validity or legality of the transactions contemplated hereby; and no regulatory authority having jurisdiction over any Seller or any of its Affiliates shall have communicated any concern, formally or informally, in writing or orally, with respect to the transactions contemplated hereunder, which is likely to make consummation of such transactions unfeasible or materially burdensome for the Sellers or any of their Affiliates.

  The Sellers shall have received (i) a certified copy of the certificate of incorporation of each Buyer, (ii) a certified copy of the Bylaws of each Buyer,
(iii) certified copies of resolutions of the Board of Directors of each Buyer, giving any necessary approval or authorization with respect to this Agreement and the Related Agreements, and (iv) incumbency certificates as to officers of each Buyer executing documents on behalf of such Buyer.

  At the Closing, the Buyers shall have paid the Estimated Closing Payment as contemplated in SECTION 2.6.

  The parties agree that in the event the Buyers waive the delivery of the SBIC Permits prior to Closing, the Buyers shall be entitled to deduct the SBIC Holdback from the Estimated Closing Payment and the SBIC Holdback shall be placed in escrow in accordance with the terms of the Escrow Agreement. The Sellers agree to cooperate with the Buyers after the Closing to effect the transfer of the SBIC Permits to the SBIC Subsidiary. Upon the effective transfer of the SBIC Permits to the SBIC Subsidiary, the SBIC Holdback shall be released from escrow and distributed to the Sellers upon the request of the Parent in accordance with the terms of the Escrow Agreement. If the SBIC Permits are not transferred to the SBIC Subsidiary within six months of the Closing Date, then the SBIC Holdback shall be released from escrow and distributed to the Buyers upon the request of TBCC in accordance with the terms of the Escrow Agreement; provided that, if the failure to obtain the SBIC Permits is a result of TBCC's or the SBIC Subsidiary's abandonment of its efforts seeking to obtain a transfer of the SBIC Permits to the SBIC Subsidiary, then the SBIC Holdback shall be distributed to the Sellers in accordance with the terms of the Escrow Agreement.



  For and in consideration of the Buyers purchasing the Transferred Assets and assuming the Assumed Liabilities, during the period commencing on the Closing Date and ending on the second anniversary of the Closing Date, Parent and each of the Sellers covenants and agrees that neither Parent nor such Seller nor any Affiliate of any thereof shall engage in any Competitive Activity in the Territory except to the extent agreed to in advance in writing by the Buyers. "COMPETITIVE ACTIVITY" means, directly or indirectly (or having any material interest in any Person directly or indirectly): (a) engaging in any activity that is the same as or substan-tially similar to providing mezzanine loans (including the purchase of warrants and other equity investments in connection therewith) or loans pursuant to Sections 7(a) or 504 of the Small Business Act;
(b) employing or soliciting for employment any Person employed by the Buyers solely in connection with the Businesses; or (c) diverting or attempting to divert from the Buyers any client or customer of the Businesses. "TERRITORY" means every state of the United States of America in which any Seller carried on a portion of the Businesses immediately prior to the Closing Date. Notwithstanding the foregoing, it is understood and agreed that the current activities of Emergent Business Capital Asset-Based Lending, Inc. and the Sellers' activities in continuing to own, finance, service and use any Retained Assets (other than Contracts that are subject to an arrangement to provide the benefits thereof pursuant to SECTION 2.2(B)) or performing or discharging any Retained Liabilities shall not be deemed a "Competitive Activity" for purposes of CLAUSES (A) and (C).

  The parties understand and agree that the scope of the covenants contained in this ARTICLE IX, as to activities, time and area covered, are necessary to protect the interests of the Buyers in the Businesses and the Transferred Assets while protecting the interests of the Sellers and its Affiliates in the continuing business of the Seller and its Affiliates. It is the parties' intention that these covenants be enforced to the greatest extent in time, area, and degree of participation as is permitted by applicable Law. It is the parties' intention that these covenants of the Sellers, the Parent (and their respective Affiliates) shall inure to the benefit of any Person that may succeed to the Businesses with the same force and effect as if these covenants were made directly with such successor.

  The parties agree that, in the event of a breach or threatened breach of the Sellers' or Parent's covenants in SECTION 9.1, the damage or imminent damage to the value of the Transferred Assets and Businesses will be irreparable and extremely difficult to estimate, making any relief under ARTICLE XII inadequate. Accordingly, the parties agree that the Buyers shall be entitled, without the necessity of proving actual damages or posting any bond, to injunctive relief against the Sellers (or applicable Affiliate thereof), upon making an adequate showing of a breach or threatened breach of any of such covenants by the Sellers or the Parent (or applicable Affiliates thereof), in addition to any other relief available under ARTICLE XII of this Agreement.



  The Sellers shall provide to the Buyers a true and complete list of all employees of the Sellers and their Affiliates who were performing services in connection with the Businesses as of July 31, 1998 together with the annual compensation of such employees (the "EMPLOYEE LIST"). The Employee List shall be updated by the Sellers immediately prior to the Closing Date to reflect new employees of the Sellers employed in connection with the Businesses and employees who terminate employment. Effective as of the Closing Date, TBCC shall offer employment to all persons on the Employee List who either (a) immediately prior to the Closing are actively performing services for the Businesses, or (b) return to the active performance of services for the Businesses within six months after the Closing. Persons who are offered employment by TBCC pursuant to the immediately preceding sentence hereto shall be referred to as the "EMPLOYEES." The offer of employment shall be at the same location as they were employed by the Sellers. Employees who are hired by TBCC effective as of the Closing Date (the "TRANSFERRED EMPLOYEES" ) shall generally be eligible to participate in the employee benefit plans available to TBCC's similarly situated employees on such terms and conditions as are customarily employed by TBCC. The Sellers shall satisfy any severance obligations with respect to any Employees who are not Transferred Employees.

      The parties agree that any WARN liability (including the duty to issue WARN notices) and any liability under similar Laws, which is attributable to terminations of employees of the Sellers before the Closing Date, is the responsibility of the Sellers and that any WARN liability (including the duty to issue WARN notices) and any liability under similar state Laws, which is attributable to terminations of employment on or after the Closing Date, is the responsibility of TBCC.

  Effective as of the Closing Date, TBCC will count the service of each Transferred Employee with the Sellers under the employee benefit plans, programs and arrangements in which TBCC participates (the "TBCC BENEFIT PLANS") applicable to such Transferred Employee; provided, however, that Transferred Employees shall not receive credit under any of the TBCC Benefit Plans for benefit accrual purposes but rather shall receive credit only for eligibility and vesting purposes.

  Effective as of the Closing Date, the Sellers shall vest fully all Transferred Employees in their 401(k) plan accounts.

  Nothing in this ARTICLE X shall be construed to limit or restrict the Buyers or any of the Buyers' Affiliates in any way from amending or terminating any employee benefit or compensation plan program or arrangement that it maintains or to which it contributes.

  Prior to the Closing, the Sellers shall pay all retention bonuses owed to Employees of the Businesses pursuant to any plans maintained by the Sellers and shall establish an accrual for, and pay to the Employees, all vacation time earned by such Employees which has not been taken by such Employees as of the Closing Date.

  It is understood and agreed that all provisions contained in this Agreement with respect to employee benefit plans or employee compensation are included for the sole benefit of the respective parties hereto and do not and shall not create any right in any other Person, including any participant in any employee benefit or compensation plan or any beneficiary thereof or any Employee.

  Except as otherwise specifically provided in the foregoing provisions of this
ARTICLE X, the Buyers shall not assume or be deemed to assume any Employee Benefit Plan or any obligations under, in connection with or related to any Employee Benefit Plan or to or with respect to any Employee or any other employee of the Sellers or the Parent.

  Any general communications proposed to be delivered prior to the Closing to any of the employees identified on the Employee List regarding the matters contained in or the transactions contemplated by this Agreement, or otherwise respecting any changes or potential changes in employee benefit plans, employee practices, or employee procedures which may or will occur in connection with the transactions contemplated by this Agreement, shall be subject to the prior approval of the Buyers.



  This Agreement may be terminated, and the transactions contemplated hereby abandoned, prior to the Closing:

               (a) by the mutual written agreement of the Sellers' Representative and the Buyers' Representatives;

               (b) by the Sellers' Representative or by the Buyers' Representative if the purchase and sale of the Transferred Assets contemplated hereby shall not have been consummated on or before October 31, 1998, provided, however, that a party shall not have the right to so terminate this Agreement if the failure of the purchase and sale to have occurred shall be due to a breach by such party (or an Affiliate of such party) of any of its agreements or covenants contained herein required to be performed by it at or prior to the Closing pursuant to the terms hereof;

               (c) by the Buyers' Representative, if the results of the Buyers' investigation under SECTION 6.2 are not satisfactory in their sole discretion;

               (d) by the Sellers' Representative, on the one hand, or the Buyers' Representative, on the other hand, in the event of a material breach by the Buyers or the Sellers, respectively, of any representation, warranty or agreement contained herein, material to the overall transaction contemplated hereby, which is not cured or cannot be cured within thirty (30) days after written notice of such proposed termination has been delivered to the breaching parties; or

               (e) by the Sellers' Representative if any Buyer becomes Bankrupt, or by the Buyers' Representative if the Parent, EBCH or any Seller becomes Bankrupt.

Any party desiring to terminate this Agreement pursuant to any of the foregoing CLAUSES (B) through (E) shall give notice of such proposed termination to the other parties.

  If this Agreement is terminated as permitted by SECTION 11.1, such termination shall be without liability of any party (or any shareholder, Affiliate, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from, subject to SECTION 8.1(K), a willful breach by a party of its representations, warranties, agreements or covenants set forth in this Agreement, such party which has so willfully breached shall be fully liable for, subject to any applicable limitations in ARTICLE XII, any and all Indemnifiable Losses sustained or incurred by the other party or parties as a result of such breach. Notwithstanding anything in this SECTION 11.2 or any other provision in this Agreement to the contrary, neither the Buyers, on the one hand, nor the Sellers, on the other hand, shall have any liability to the other parties if the transactions contemplated hereunder are not consummated by virtue of the failure to obtain any approval, consent or other clearance from any Governmental Authority required by any of them to be obtained by it in order to consummate the transactions contemplated hereunder, except if such failure is directly caused by the bad faith conduct of the Buyers or the Sellers, as applicable. Nothing contained in this SECTION 11.2 shall be deemed to affect the right of any party to compel specific performance by another party of its obligations under this Agreement.

               (a) The representations and war-ranties contained in this Agreement or in any Related Agreement shall survive the Closing until the third anniversary of the Closing Date, except that the representations and warranties relating to title and authorization set forth in SECTIONS 4.1, 4.2 and 4.6 shall survive the Closing until the expiration of any applicable statutes of limitation and the representations and warranties set forth in SECTIONS 4.11 and
4.12 shall survive until 90 days after the expiration of any applicable statutes of limitation. No claim regarding a breach of any such representation or warranty shall be made for the first time after the date such representation or warranty expires. Notwithstanding the preceding sentence, with respect to any claim that is made in writing within the applicable time period described in the preceding sentence, the period of time for making such claim shall be extended to include any additional period as may be necessary to finally resolve such claim. The agreements and covenants of the parties contained in this Agreement or in any Related Agreement shall survive the Closing.

               (b) The sole and exclusive monetary remedy of the Buyers and the Buyer Parties and the Sellers and the Seller Parties for any breach of any covenant or agreement, or any inaccuracy or other breach of any representation or warranty, contained in this Agreement or any Related Agreement shall be the indemnities contained in SECTIONS 12.2 and 12.3, respectively.

               (a) Subject to SECTIONS 12.1 and 12.2(B), the Parent and each of the Sellers hereby agrees to indemnify, jointly and severally, the Buyers and the Buyer Parties against, and agrees to hold each of them harmless from, any and all Indemnifiable Losses incurred or suffered by any of them arising out of:

                     (i) any inaccuracy or other breach of any representation or warranty made by any Seller or the Parent in this Agreement or any of the Related Agreements; provided, however, that the representations made in SECTION 4.10 shall be read without the benefit of any exceptions identified in SCHEDULE 4.10;

                     (ii) any breach of any covenant or agreement to be performed by any Seller or the Parent pursuant to this Agreement or any Related Agreement;

                     (iii) any legal, administrative or arbitration proceeding, suit or action that relates to the Businesses or the Transferred Assets which results from or arises out of any action or inaction prior to the Closing Date (whether or not such action or inaction was disclosed on any of the schedules hereto);

                     (iv)   the Retained Liabilities and the Retained Assets;

                     (v) any Taxes for periods (or portions thereof) ending on or prior to the Closing Date; or

                     (vi)   the waiver provided in SECTION 13.5.

               (b) The liability of the Sellers and the Parent to provide indemnification pursuant to SECTION 12.2 shall be limited as follows:

                     (i) The Sellers and the Parent shall not be liable with respect to any Indemnifiable Loss, except to the extent that the aggregate amount of Indemnifiable Losses exceeds $50,000, at which point the Sellers and the Parent shall be responsible for the amount of all such Indemnifiable Losses in excess of such amount. For purposes of determining if an Indemnified Party is entitled to indemnification hereunder and the amount thereof, all representations and warranties contained herein shall be considered without reference to materiality, Material Adverse Effect or knowledge qualifiers or any dollar amounts specified therein.

                     (ii) The aggregate amount of Indemnifiable Losses for which the Sellers and the Parent shall be responsible shall not, in any event, exceed the Purchase Price.

               (a) Subject to SECTIONS 12.1, and 12.3(B) the Buyers hereby agrees to indemnify the Sellers and the Seller Parties against, and agrees to hold each of them harmless from, any and all Indemnifiable Losses incurred or suffered by any of them arising out of:

                     (i) any inaccuracy or other breach of any represent-ation or warranty made by the Buyers in this Agreement or any of the Related Agreements;

                     (ii) any breach of any covenant or agreement to be performed by any Buyer pursuant to this Agreement or any Related Agreement;

                     (iii) any Assumed Liability (to the extent not subject to indemnification by the Sellers and the Parent pursuant to SECTION 12.2);

                     (iv) any legal, administrative or arbitration proceeding, suit or action that relates to the Businesses or the Transferred Assets which results from or arises out of any action or inaction subsequent to the Closing Date; or

                     (v) any Taxes for periods (or portions thereof) beginning after the Closing Date.

               (b) The liability of the Buyers to provide indemnification pursuant to SECTION 12.2 shall be limited as follows:

                     (i) The Buyers shall not be liable with respect to any Indemnifiable Loss, except to the extent that the aggregate amount of Indemnifiable Losses exceeds $50,000, at which point the Buyers shall be responsible for the amount of all such Indemnifiable Losses in excess of such amount. For purposes of determining if an Indemnified Party is entitled to indemnification hereunder and the amount thereof, all representations and warranties contained herein shall be considered without reference to materiality, Material Adverse Effect or knowledge qualifiers or any dollar amounts specified therein.

                     (ii) The aggregate amount of Indemnifiable Losses for which the Buyers shall be responsible shall not, in any event, exceed $5,000,000.

               (a) Except as provided in SECTIONS 12.4(B), as soon as is reasonably practicable after becoming aware of a claim for indemnification under this ARTICLE XII and of any actual or reasonably likely Indemnifiable Loss in connection therewith, the party hereto seeking such indemnification (an "INDEMNIFIED PERSON") shall promptly give notice to the party hereto against whom such indemnification is sought (the "INDEMNIFYING PERSON") of such claim and, if known, the amount of the Indemnifiable Loss the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person (together with such information as may be necessary for the Indemnifying Person to determine that the limitations contained in SECTION 12.2(B) or 12.3(B), as applicable, have been satisfied or do not apply). The failure of the Indemnified Person to give such notice shall not relieve the Indemnifying Person of its obligations with respect to such claim for indemnification except to the extent (if any) that the Indemnifying Person shall have been materially prejudiced thereby.

               (b) This SECTION 12.4(B) shall apply if a Person not a party hereto (or an Affiliate of such party) shall assert any claim, or commence any suit, action or proceeding against an Indemnified Person in respect of which indemnity may be sought under this ARTICLE XII. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of such claim, or the commencement of any such suit, action or proceeding (together with such information as may be necessary for the Indemnifying Person to determine that the limitations contained in SECTION 12.2(B) or 12.3(B), as applicable, have been satisfied or do not apply). The failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this ARTICLE XII except to the extent (if any) that the Indemnifying Person shall have been materially prejudiced thereby. The Indemnifying Person may, at its own expense, (i) participate in the defense of any such claim, suit, action or proceeding and
(ii) upon notice to the Indemnified Person, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall, subject to the limitations contained in SECTION 12.2 or SECTION 12.3, as applicable, pay the reasonable fees and disbursements of such separate counsel.

               (c) Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in SECTION 12.4(b) being defended by such Person shall be binding upon the other Person, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. Notwithstanding the foregoing, (i) no obligation, restriction or expense shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent and (ii) the Indemnified Person will give the Indemnifying Person at least thirty (30) days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of such claim, suit, action or proceeding (subject to any limitations on the Indemnifying Person's obligation to indemnify the Indemnified Person set forth in this Agreement).

               (d) In the event that the Indemnifying Person, after written notice thereof, does not elect to assume the defense of any claim, suit, action or proceeding of the type referred to in SECTION 12.4(B), then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding, or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

               (e) With respect to any claim, suit, action or proceeding of the type referred to in SECTION 12.4(B) and whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, the Indemnified Person (and its Affiliates) shall fully cooperate with the Indemnifying Person, including, as may be reasonably requested by the Indemnifying Person, making available all relevant records and files with respect to any such claim, suit, action or proceeding, providing access to counsel of the Indemnified Person, if applicable, and making available the personnel of such Indemnified Person (and its Affiliates), whether as witnesses or for informational purposes.

  On the Closing Date, the Holdback Amount shall be placed in escrow with the escrow agent specified in the Escrow Agreement and in accordance with the terms of the Escrow Agreement. Any Indemnifiable Loss determined to be payable by the Sellers shall first be released from the Holdback Amount pursuant to the provisions of the Escrow Agreement to the extent there are sufficient amounts remaining in escrow to satisfy such obligations before proceeding against the Sellers or Parent directly. The Holdback Amount plus all accrued and unpaid interest thereon shall be distributed to the Parent, for the benefit of the Sellers, on the third anniversary of the Closing Date, except to the extent and for the amount of any unresolved claims filed by or on behalf of any Buyer Party during such three-year period. The existence and distribution of the Holdback Amount shall not limit or waive in any manner the Buyers' rights to indemnification provided pursuant to this ARTICLE XII.

               (a) Each of the Sellers hereby irrevocably designates and appoints each of John M. Sterling and Kevin Mast (either of them acting alone in such capacity, the "SELLERS' REPRESENTATIVE") to act as its agent and attorney-in-fact under this Agreement and any Related Agreement to which it is a party and hereby authorizes the Sellers' Representative to take such action on its behalf under this Agreement and any such Related Agreement, including delivering, or accepting, such certificates and other documents contemplated by this Agreement or such Related Agreement, making or accepting such payments contemplated by this Agreement or such Related Agreement, entering into such amendments or modifications of this Agreement or such Related Agreement, terminating this Agreement or such Related Agreement and granting such waivers under this Agreement or such Related Agreement, as the Sellers'
Representative deems appropriate. Any action taken by the Sellers' Representative under or in connection with this Agreement or such Related Agreement shall be binding on each of the Sellers, and the Buyers shall be entitled to rely on any acts taken by the Sellers' Representative hereunder on behalf of any of the Sellers as the binding act of such Sellers. The appointment set forth herein shall be irrevocable but shall terminate upon written notice of the Sellers' Representative to the Buyers.

               (b) Each of the Buyers hereby irrevocably designates and appoints Christopher Gillock (in his capacity as such, the "BUYERS' REPRESENTATIVE") to act as its agent and attorney-in-fact under this Agreement and any Related Agreement to which it is a party and hereby authorizes the Buyers' Representative to take such action on its behalf under this Agreement and any such Related Agreement, including delivering, or accepting, such certificates and other documents contemplated by this Agreement or such Related Agreement, making or accepting such payments contemplated by this Agreement or such Related Agreement, entering into such amendments or modifications of this Agreement or such Related Agreement, terminating this Agreement or such Related Agreement and granting such waivers under this Agreement or such Related Agreement, as the Buyers' Representative deems appropriate. Any action taken by the Buyers' Representative under or in connection with this Agreement or such Related Agreement shall be binding on each of the Buyers, and the Sellers shall be entitled to rely on any acts taken by the Buyers' Representative hereunder on behalf of any of the Buyers as the binding act of such Buyers. The appointment set forth herein shall be irrevocable but shall terminate upon written notice of the Buyers' Representative to the Sellers.

               (c) The Sellers and the Buyers acknowledge and agree that the Sellers' Representative and the Buyers' Representative have been appointed hereunder for administrative convenience only and, accordingly, neither the Sellers' Representative nor the Buyers' Representative shall have any liability of any nature whatsoever to any Seller or Buyer, respectively, by reason of any act or omission taken or made in his respective capacity as agent hereunder.

  The Sellers shall supplement or amend any Sched-ule referred to in ARTICLE IV and the Buyers shall supplement or amend SCHEDULE 5.3 from time to time prior to or at the Closing, by notice in accordance with the terms of this Agreement, including by delivering one or more supplements or amendments to correct any matter which would constitute a breach of any representation or warranty contained herein. No such supplemental or amended Schedule shall be deemed to cure any breach for purposes of SECTIONS 8.1(A), 8.2(A), 12.2 or
12.3 as applicable. All references to any Schedule hereto which is supplemented or amended as provided in this SECTION 13.2 shall, for all purposes (other than SECTIONS 8.1(A), 8.2(A), 12.2 or 12.3), whether or not the Closing occurs, be deemed to be a reference to such Schedule as so supplemented or amended.

  All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered, if delivered personally, (ii) when sent and receipt is confirmed, if sent by facsimile transmission and (iii) five (5) Business Days after mailing, if mailed by registered or certified mail, return receipt requested, to the parties at the following addresses (or such other addresses as they may hereafter specify by a notice complying herewith):

               (a)   If to the Sellers, to:

                     HomeGold Financial, Inc.
                     15 South Main Street
                     Wachovia Bank Building, Suite 750
                     Greenville, SC 29601
                     Attention: Kevin J. Mast
                     Facsimile No.: 864-271-8374

with a copy to:      HomeGold Financial, Inc.
                     15 South Main Street
                     Wachovia Bank Building, Suite 750
                     Greenville, SC 29601
                     Attention: Mark Keegan, Esq.
                     Facsimile No.: 864-255-4425
and:                 Wyche, Burgess, Freeman & Parham, P.A.
                     44 East Camperdown Way
                     Greenville, SC   29601
                     Attention: Cary Hall, Esq.
                     Facsimile No.: 864-235-8900

               (b)   If to the Buyers, to:

                     Transamerica Business Credit Corporation
                     9399 West Higgins
                     Suite 600
                     Rosemont, IL 60018
                     Attention: Stephen A. Read
                     Facsimile No.: 847- 685-1142

with a copy to:      Transamerica Commercial Finance Corporation
                     5595 Trillium Boulevard
                     Hoffman Estates, IL 60192
                     Attention: Vincent Hillery, Esq.
                     Facsimile No.: 847-747-7455

  Except as otherwise specifically provided herein, all legal and other costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby shall be paid by the party that incurred such costs and expenses.

  The parties hereby waive compliance with the requirements of: (a) all applicable state Tax laws that may require notification of state taxing authorities and related actions in respect of bulk sales of assets outside of the ordinary course of business, and (b) any bulk transfer laws (such as Article 6 of the Uniform Commercial Code as enacted in any state).

  This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns, provided, however, that neither this Agreement nor any right or obligation hereunder may be assigned by any party without the consent of the other parties hereto, except that the Buyers may, without the consent of the Sellers, assign this Agreement or any Related Agreement or any portion hereof or thereof or any right or obligation hereunder or thereunder to one or more of their respective Affiliates.

  Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of the Buyers shall not limit, qualify, modify or amend the representations, warranties and covenants of, and indemnities by, the Parent and the Sellers made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by the Buyers.

  Except for the Buyer Parties and the Seller Parties in connection with ARTICLE XII and SECTION 13.15 this Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

               (a) This Agreement and the documents referred to herein embodies the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements with respect thereto, including the letter agreement dated July 30, 1998 between the Parent and Transamerica Corporation.

               (b) Except as provided in SECTION 13.2, this Agreement may not be amended except upon the written agreement of the parties. Any failure of any Seller or Buyer to comply with any provision of this Agreement may be expressly waived by the Buyers or the Sellers, respectively, but any such waiver or failure to insist upon full compliance with such provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

  Prior to the Closing Date, except as required by law (including in connection with any other transactions in which any Seller, any Buyer or any of their respective Affiliates is a participant, with respect to filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended) or the rules of any stock exchange, no public announcement or other publicity regarding the transactions referred to herein shall be made by any Buyer, or any Seller or any of their respective Affiliates without the prior agreement of the parties as to content, form, timing and publication; provided, however, that nothing in this SECTION 13.10 shall prevent such parties from discussing such transactions with, or making such announcements to, those Persons the notification of whom or whose approval, waiver, consent, agreement or opinion, as the case may be, is required for consummation of such particular transaction or transactions. Such parties shall exercise all reasonable efforts to assure that such Persons will agree to keep confidential any information relating to this Agreement.

  If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid and enforceable provision as similar as possible to the provision at issue.

  Except as set forth in SECTION 13.15, the Buyers and the Sellers shall share equally all sales, use, stamp, transfer and like Taxes, if any, (excluding income and capital gains Taxes of the Sellers which become due and payable by the Sellers) required to be paid in connection with the transfer of the Transferred Assets pursuant hereto and shall share equally all recording, filing, transfr and other fees (and the fees and costs of any agent retained to effect any such recordation, filings or transfers) required to be paid in connection with the transfer of the Transferred Assets pursuant hereto. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument, and shall become effective when one or more counterparts hereof have been signed by the Buyers and delivered to the Sellers and one or more counterparts hereof have been signed by the Sellers and delivered to the Buyers.

  Each of the Sellers, on the one hand, and the Buyers, on the other hand, agrees to cooperate fully with the other in connection with obtaining the satisfaction of the conditions set forth in ARTICLE VIII. Each of the Sellers, on the one hand, and the Buyers, on the other hand, agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonable, and necessary or desirable, in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

  Any Taxes for any period beginning during and ending after the Pre-Closing Tax Period (as hereinafter defined) shall be apportioned between the Pre-Closing Tax Period and the subsequent period based on an interim closing of the books as of the close of business on the Closing Date, except that exemptions, allowances, deductions or other items that are calculated on an annual basis shall be apportioned on a per diem basis. The Sellers shall be liable for and shall hold the Buyer Parties harmless from and against all Taxes imposed on the Transferred Assets and EBCH with respect to any Pre-Closing Tax Period and any deemed short taxable year ending on and including the Closing Date. For purposes of this
SECTION 13.15, the term "PRE-CLOSING TAX PERIOD" means the period (including all prior taxable periods) ending on and including the Closing Date.

                     (i) The Sellers and the Buyers agree to furnish or cause to be furnished to the other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Transferred Assets and EBCH as is reasonably necessary for the filing of any Tax Return, the preparation for any Tax audit, the prosecution or defense of any claim, suit and proceeding relating to any proposed Tax adjustment for which the Sellers retain liability under this
      SECTION 13.15 and for the performance by the Sellers and the Buyers of their respective obligations under this Agreement. The Sellers and the Buyers shall keep all such information and documents received by them confidential unless otherwise required by law.

                     (ii) The Sellers and the Buyers agree to retain or cause to be retained all books and records pertinent to the Transferred Assets and EBCH until the applicable period for assessment of Taxes under applicable law (giving effect to any and all extensions or waivers) has expired, and such additional period as necessary for any administrative or judicial proceedings relating to any proposed assessment but in any event for a period of at least six years after the Closing Date, and to abide by all record retention agreements entered into with any taxing authority. The Sellers and the Buyers agree to give each other reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters and, if so requested after giving such notice, the Sellers and the Buyers shall allow the requesting party to take possession of such books and records.

                     (iii) The Sellers and the Buyers shall cooperate with each other in the conduct of any audit or other proceedings for any Tax purposes and they shall each execute and deliver such powers of attorney and other documents as are reasonably necessary to carry out the intent of this Agreement.

                     (iv) The Parent shall bear responsibility for, and timely pay, all applicable stock transfer Taxes, if any, due as a result of the sale and transfer of the Shares.

  EACH OF THE PARTIES HERETO AGREES THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. EACH OF THE PARTIES HERETO HEREBY

EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

  THIS AGREEMENT IS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, APPLICABLE TO CONTRACTS MADE AND TO BE ENTIRELY PERFORMED IN SAID STATE.

  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

  The headings preceding the text of Articles, Sections and subsections and Schedules included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the terms "including" or "include" shall, in all cases, mean "including, without limitation," and "include, without limitation," respectively. The use of the masculine, feminine or neuter gender herein shall, as applicable, also refer to the other genders. Except as the context otherwise requires, the use of the singular form of any term shall also refer to the plural, and vice versa. Unless the context otherwise requires, whenever the terms "hereto", "hereunder", "herein" or "hereof" are used in this Agreement, such terms shall be construed as referring to this entire Agreement and references to "Articles", "Sections", "subsections", "clauses", "Schedules", "Exhibits", "Preamble" and "Recitals" shall be construed as referring to those of this Agreement. This Agreement is the result of negotiations among, and has been reviewed by, counsel to the other parties thereto and is the product of all parties. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

  The Parent hereby irrevocably and unconditionally guarantees the full and prompt performance of all of the covenants and agreements made by the Sellers under this Agreement and the prompt and full payment of all of the obligations and liabilities of the Sellers arising from or assumed under this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                              TRANSAMERICA BUSINESS CREDIT CORPORATION


                              By: __________________________________
                              Name: ________________________________
                              Title: _______________________________


                              TRANSAMERICA GROWTH CAPITAL, INC.


                              By: __________________________________
                              Name: ________________________________
                              Title: _______________________________


                              TRANSAMERICA SMALL BUSINESS SERVICES, INC.


                              By: __________________________________
                              Name: ________________________________
                              Title: _______________________________


                              EMERGENT BUSINESS CAPITAL, INC.

                              By: __________________________________
                              Name: ________________________________
                              Title: _______________________________


                              EMERGENT COMMERCIAL MORTGAGE, INC.

                              By: __________________________________
                              Name: ________________________________
                              Title: _______________________________

                              EMERGENT BUSINESS CAPITAL EQUITY GROUP, INC.

                              By: __________________________________
                              Name: ________________________________
                              Title: _______________________________


                              REEDY RIVER VENTURES LIMITED PARTNERSHIP

                              By: HOMEGOLD FINANCIAL, INC., its general partner

                                   By: ____________________________
                                   Name: ___________________________
                                   Title: ___________________________


                              HOMEGOLD FINANCIAL, INC.

                              By: __________________________________
                              Name: ________________________________
                              Title: _________________________________


                                    EXHIBIT A
                                    ---------

                               RETENTION AGREEMENT


Date:


Name:

Address:



Dear :

As you know, Transamerica has signed a letter of intent to acquire Emergent Business Capital, Inc., Emergent Commercial Mortgage, Inc., and Emergent Business Capital Equity Group. Contingent upon the sale closing, it is a pleasure to extend an offer to you to join Transamerica Business Credit (TBCC), in the position you currently hold as (OR SOME OTHER COMMENSURATE TITLE), for Emergent Business Capital. In this capacity, you will be one of the key members of the Transamerica Business Credit management team.

The following are the key elements of our offer:

1.  BASE SALARY
    -----------

    Your base salary will be $________ per year, payable semi-monthly. As part of our normal process, your salary will be reviewed on your anniversary date. Your start date will commence upon the sale closing.

2.  SPECIAL RETENTION BONUS
    -----------------------

    Because of your key role in serving our ongoing business needs, upon the sale closing and your date of hire with Transamerica you will be eligible for a Special Retention Bonus. This bonus will be equal to 15% of your base salary, as of your date of hire, and will be paid to you in one lump sum installment.

    To receive the Special Retention Bonus, you must remain an active employee of Transamerica through December 1, 1999 and must remain an employee in good standing. Involuntary termination for misconduct, fraud or gross negligence in the performance and discharge of your duties will forfeit your eligibility for the Special Retention Bonus.

    This bonus will be paid as soon as administratively practicable after December 1, 1999. Any payments will be net of required Federal and state tax withholding and other applicable deductions (if any).

3.  BONUS ELIGIBILITY
    -----------------

    For plan year 1998, you will be eligible to receive a performance bonus targeted at your 1997 bonus payout level, payable in early 1999. The actual bonus paid will depend on TBCC's performance criteria and your personal achievements in accordance with established objectives and expectations.

    Payments will be subject to normal withholdings and will be reported as taxable income to you. In addition, payments will be considered as part of total compensation (base salary and incentives) towards Transamerica Corporation Retirement Plan, and if you have elected to participate, to your Stock Savings Plan benefits.

    For plan years 1999 and beyond, you will be eligible to participate in the TBCC incentive bonus plan, at target levels to be established, subject to plan approvals.

4.  BENEFITS
    --------

    You will be eligible to enroll for coverage under the Transamerica Benefit Plans from your date of hire, subject to enrollment criteria. These plans include medical, dental, life, disability and accidental death and dismemberment plans, as well as stock savings and retirement plans. You will receive a complete orientation to these plans, including enrollment criteria, following your start date.

5.  VACATION
    --------

    You will be eligible for two weeks vacation accrual per year.

6.  CONDITIONS TO OFFER
    -------------------

    This offer is contingent upon your completion of an application of employment, acceptable references and receipt of satisfactory background validation and proof of identification and work authorization as required by the Immigration Reform and Control Act. We must ask you to present the appropriate documents for identification as described on the enclosed checklist of approved documents within 48 hours of your date of hire.

    In accepting this offer, you understand and agree that the employment relationship between you and Transamerica exists with the mutual consent of both parties. Accordingly, either you or Transamerica may terminate the employment relationship and all related compensation and benefits at will, at anytime, with or without cause of notice. In addition, Transamerica may eliminate or change any terms or conditions of your employment, including your job assignment at will, at anytime, with or without cause or notice.

    You further understand and agree that no employee or representative of TBCC other than the President or Chief Executive Officer, has any authority to make any agreement contrary to the terms contained in this letter. Any modification of the at will nature of your employment must be in writing and must be executed by the Senior Vice President of Human Resources and the President or the Chief Executive Officer. Furthermore, you understand and agree that no policy, guideline or other statement of business philosophy or operating principle or standard contained in any TBCC handbook, manual or other TBCC document, shall give rise to any contractual obligation whatsoever.

    Please acknowledge your acceptance of this offer and your understanding that it reflects the entire understanding between you and TBCC with respect to the nature of your employment relationship and supersedes any and all previous agreements, whether written or oral, express or implied, relating to your employment relationship with Transamerica.

We look forward to your joining Transamerica Business Credit Corporation and participating in the exciting opportunities before us.

Sincerely,



Steven Read
President & CEO
Transamerica Business Credit





I hereby acknowledge, subject to and upon the sale closing between the above described parties, my acceptance of this offer of employment.


----------------------------                    -------------------
Name                                            Date



Encs.

                                ESCROW AGREEMENT

      This ESCROW AGREEMENT (this "Escrow Agreement") is entered into as of October __, 1998 among Transamerica Business Credit Corporation, a Delaware corporation ("TBCC"), HomeGold Financial, Inc., a South Carolina corporation (the "Parent") and Carolina First Bank, a South Carolina banking corporation (the "Escrow Agent").

      WHEREAS, TBCC and certain of its subsidiaries and the Parent and certain of its affiliates have entered into an Asset Purchase Agreement, dated as of October 2, 1998 (the "Agreement"; terms used but not defined herein shall have the meanings ascribed to them in the Agreement);

      WHEREAS, pursuant to the Agreement, TBCC and the Parent have agreed to enter into this Escrow Agreement;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Escrow Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      Section 1. Deposit of Escrow Amount. TBCC hereby delivers to the Escrow Agent $4,000,000 to be held pursuant to the terms of the Agreement and this Escrow Agreement (as such amount may be reduced from time to time in accordance with the Agreement and this Escrow Agreement, the "Holdback Amount") and $100,000 to be held pursuant to the terms of the Agreement and this Escrow Agreement (the "SBIC Holdback," and together with the Holdback Amount, the "Escrow Amount"). The Escrow Agent hereby acknowledges receipt of the Escrow Amount.

      Section 2. Holding of Escrow Amount. The Escrow Agent agrees to cause the Escrow Amount to be deposited into an interest-bearing account. Interest earned on the Escrow Amount shall be distributed to the Parent for the benefit of the Sellers on the last Business Day of each calendar month during the term of this Escrow Agreement

      Section 3.  Release of Holdback Amount.
                  ---------------------------

      (a) Whenever TBCC demands the release of any of the Holdback Amount from escrow for payment of an Indemnifiable Loss which has been determined to be due to any Buyer Party pursuant to Section 12.2 of the Agreement, TBCC shall give notice thereof (a "Release Notice") to the Escrow Agent and to the Parent, which Release Notice shall specify the dollar amount to be released from the Holdback Amount. The Escrow Agent shall not be responsible for verifying that the amount demanded complies with the terms of the Agreement. If, after 5 Business Days, excluding day of receipt, after such Release Notice is received, the Escrow Agent and TBCC have not received written notice (an "Objection Notice") of the Sellers' objection to the release of such Holdback Amount, the Escrow Agent shall release such Holdback Amount in accordance with the written instructions of TBCC. If the Parent gives an Objection Notice within such 5 Business Day period objecting to the release of all or any part of the Holdback Amount described in the Release Notice, the Escrow Agent shall release any part of the Holdback Amount not so objected to and shall not release any part of the Holdback Amount the release of which was objected to in the Objection Notice unless and until the Escrow Agent has received either (i) a written notice from the Parent evidencing agreement with such release or (ii) a copy of an arbitration ruling or final non-appealable court order directing such release.

      (b) Whenever the Parent demands the release of any of the Holdback Amount from escrow in accordance with the schedule for such release set forth in the definition of Holdback Amount in the Agreement, the Parent shall give a Release Notice to the Escrow Agent and to TBCC, which Release Notice shall specify the dollar amount to be released from the Holdback Amount. The Escrow Agent shall not be responsible for verifying that the amount demanded complies with the terms of the Agreement. If, after 5 Business Days, excluding day of receipt, after such Release Notice is received, the Escrow Agent and the Parent have not received a written Objection Notice of the Buyers' objection to the release of such Holdback Amount, the Escrow Agent shall release such Holdback Amount in accordance with the written instructions of the Parent. If TBCC gives an Objection Notice within such 5 Business Day period objecting to the release of all or any part of the Holdback Amount described in the Release Notice, the Escrow Agent shall release any part of the Holdback Amount not so objected to and shall not release any part of the Holdback Amount the release of which was objected to in the Objection Notice unless and until the Escrow Agent has received either (i) a written notice from TBCC evidencing agreement with such release or (ii) a copy of an arbitration ruling or final non-appealable court order directing such release.

      (c) Upon joint instruction from TBCC and the Parent, the Escrow Agent shall release all or a portion of the remainder of the Holdback Amount to the Parent for the benefit of the Sellers on the third anniversary of the date hereof. Any of the Holdback Amount remaining in escrow after the third anniversary of the date hereof shall be released to TBCC pursuant to the provisions of clause (a) and/or to the Parent for the benefit of the Sellers pursuant to the provisions of clause (b).

      Section 4.  Release of SBIC Holdback.
                  ------------------------

      (a) Whenever the Parent demands the release of the SBIC Holdback from escrow in accordance with the terms of Section 8.3 of the Agreement, the Parent shall give a Release Notice to the Escrow Agent and to TBCC, which Release Notice shall specify that the SBIC Holdback is to be released from the Escrow Amount. The Escrow Agent shall not be responsible for verifying that the amount demanded complies with the terms of the Agreement. If, after 5 Business Days, excluding day of receipt, after such Release Notice is received, the Escrow Agent and the Parent have not received a written Objection Notice of the Buyers' objection to the release of such SBIC Holdback, the Escrow Agent shall release such SBIC Holdback in accordance with the written instructions of the Parent. If TBCC gives an Objection Notice within such 5 Business

Day period objecting to the release of the SBIC Holdback, the Escrow Agent shall not release any part of the SBIC Holdback unless and until the Escrow Agent has received either (i) a written notice from TBCC evidencing agreement with such release or (ii) a copy of an arbitration ruling or final non-appealable court order directing such release.

      (b) Whenever TBCC demands the release of the SBIC Holdback from escrow in accordance with the terms of Section 8.3 of the Agreement, TBCC shall give a Release Notice to the Escrow Agent and to the Parent, which Release Notice shall specify that the SBIC Holdback is to be released from the Escrow Amount. The Escrow Agent shall not be responsible for verifying that the amount demanded complies with the terms of the Agreement. If, after 5 Business Days, excluding day of receipt, after such Release Notice is received, the Escrow Agent and TBCC have not received a written Objection Notice of the Sellers' objection to the release of such SBIC Holdback, the Escrow Agent shall release such SBIC Holdback in accordance with the written instructions of TBCC. If the Parent gives an Objection Notice within such 5 Business Day period objecting to the release of the SBIC Holdback, the Escrow Agent shall not release any part of the SBIC Holdback unless and until the Escrow Agent has received either (i) a written notice from the Parent evidencing agreement with such release or (ii) a copy of an arbitration ruling or final non-appealable court order directing such release.

      Section 5. Termination of Escrow. The escrow provided for herein shall terminate on the date on which all of the Escrow Amount has been released pursuant to Sections 3 and 4. Upon such release, all obligations of the Escrow Agent under this Escrow Agreement shall cease.

      Section 6. Duties of the Escrow Agent. The Escrow Agent's duties and responsibilities in connection herewith shall be limited to those expressly set forth herein. The Escrow Agent shall not be liable or responsible for any act performed or omitted hereunder in good faith and in the exercise of its own best judgment. The Escrow Agent may rely upon any written notice, demand, certificate or other document which it believes in good faith to be genuine and executed or delivered by the person purporting to execute or deliver such document. The Escrow Agent may confer with legal counsel in the event of any dispute or question with respect to its duties hereunder and shall be protected in acting in good faith in accordance with the opinions and instructions of such counsel. The Escrow Agent is hereby authorized to comply with any arbitration ruling or final non-appealable court order which stays, enjoins, directs or otherwise affects the transfer or release of the Escrow Amount. In the event of any disagreement resulting from adverse claims or demands being made with respect to the Escrow Amount, the Escrow Agent may refuse to comply with any such claims or demands, or refuse to take any other action hereunder, so long as such disagreement continues and the Escrow Agent shall not be liable to any person for its failure or refusal to act and may continue to refuse to act until the rights of the parties have been fully and finally adjudicated by an arbitration panel or until the Escrow Agent shall have received a written notice signed by all disagreeing parties instructing the Escrow Agent to act or refrain from acting as specified therein.

      Section 7. Fees and Expenses of the Escrow Agent. The Escrow Agent shall be paid an annual fee of $1,000 and shall be reimbursed for its reasonable expenses incurred in connection with the administration of the escrow. All such fees and expenses shall be shared equally between TBCC, on the one hand, and Parent, on the other hand.

      Section 8. Indemnification of the Escrow Agent. TBCC and the Parent severally (but not jointly or jointly and severally) agree to indemnify the Escrow Agent and hold it harmless against any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred by the Escrow Agent and arising out of or in connection with the performance of its duties and obligations in accordance with the provisions of this Escrow Agreement, except for any loss, liability or expense incurred as a result of the negligence or willful misconduct of the Escrow Agent. This indemnification obligation shall survive the termination of this Escrow Agreement.

      Section 9. Successor Escrow Agent. The Escrow Agent may resign as the Escrow Agent under this Escrow Agreement by delivering 30 days' prior written notice to TBCC and the Parent. TBCC and the Parent may mutually agree to remove the Escrow Agent at any time upon written notice to the Escrow Agent. If the Escrow Agent resigns or is removed, a successor Escrow Agent shall be appointed by mutual agreement of TBCC and the Parent and such resignation or removal shall take effect upon the effectiveness of such appointment and all obligations of the predecessor Escrow Agent under this Escrow Agreement shall cease at such time. Any successor Escrow Agent serving under this Escrow Agreement at any time shall be entitled to all the rights and indemnities granted to the Escrow Agent under this Escrow Agreement as if originally named herein.

      Section 10. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person, (ii) on the date of transmission if sent by telex, facsimile or other wire transmission (or the next succeeding Business Day, if such date of transmission is not a Business Day),
(iii) on the next Business Day if sent by a nationally-recognized overnight courier, or (iv) three Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

      (a)   If to TBCC, addressed as follows:

            Transamerica Business Credit Corporation
            9399 West Higgins
            Suite 600
            Rosemont, IL 60018
            Attention: Stephen A. Read
            Facsimile No.: (847) 685-1142


            with a copy to:

            Transamerica Commercial Finance Corporation
            5595 Trillium Boulevard
            Hoffman Estates, IL 60192
            Attention: Vincent Hillery, Esq.
            Facsimile No.: (847) 747-7455

      (b) If to the Parent, addressed as follows:

            HomeGold Financial, Inc.
            15 South Main Street
            Wachovia Bank Building, Suite 750
            Greenville, SC 29601
            Attention: Kevin J. Mast
            Facsimile No.:  (864) 271-8374

            with a copy to:

            HomeGold Financial, Inc.
            15 South Main Street
            Wachovia Bank Building, Suite 750
            Greenville, SC 29601
            Attention: Mark Keegan, Esq.
            Facsimile No.:  (864) 255-4425

      (c) If to the Escrow Agent, addressed as follows:

            Carolina First Bank
            200 East Camperdown Way
            Greenville, SC 29601
            Attention: Nan L. Black
            Facsimile No.:  (864) 255-4946

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

      Section 11. Arbitration. (a) If any dispute or differences arise between the parties relating to the transactions contemplated in this Escrow Agreement, the parties agree to use all reasonable good faith efforts to reach satisfactory resolution among themselves. If the parties are unable to reach satisfactory resolution among themselves, the dispute or differences shall be finally settled by arbitration in accordance with this Section 11 and the Arbitration Rules for the American Arbitration Association (the "AAA Rules"). In the event of any conflict between this Section 11 and the AAA Rules, this Section 11 shall control. Notwithstanding anything herein to the contrary, arbitration pursuant to this Section 11 shall be the exclusive remedy of the parties hereto.

      (b) A panel of three arbitrators shall be formed in the following manner. Each of TBCC and the Parent shall appoint one arbitrator, and those two arbitrators shall choose the third arbitrator. All of the arbitrators shall be unaffiliated in any manner with any of the parties and shall be generally familiar with commercial escrow arrangements.

      (c) Each party shall allow such limited discovery as the arbitrators reasonably determine to be appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and in any event within sixty (60) days after the selection of the arbitrators. The arbitrators shall hold a conference with the parties as soon as practicable, to define and narrow the issues and claims to be arbitrated, to define and limit discovery (if applicable), and to identify the form of evidence to be presented. Except as otherwise provided herein, the arbitrators shall conduct the arbitration procedure in accordance with the AAA Rules. The judgment of the arbitrators shall be accompanied by detailed written findings of fact and the conclusions reached by the arbitrators, as well as the arbitrators' reasons for reaching such conclusions. The decision of the arbitrators shall be final, binding, and nonappealable with respect to all persons and shall be reviewable only to the extent provided by the AAA Rules.

      (d) The arbitrators shall not have authority to award non-monetary or equitable relief of any sort or to allocate responsibility for the costs of the arbitration or to award recovery of attorneys' fees and any monetary award shall not exceed the Escrow Amount then in dispute. Judgment upon the award rendered may be entered into any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be. The arbitration shall be governed by the choice of law set forth in this Escrow Agreement.

      (e) All proceedings under this Section 11, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties. Neither the parties nor the arbitrators may disclose the existence, content or results of the arbitration, except as necessary to comply with legal or regulatory requirements. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interests.


      Section 12. Amendment. This Escrow Agreement may be amended, modified or supplemented but only in writing signed by TBCC, the Parent and the Escrow Agent.

      Section 13. Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Escrow Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

      Section 14. Counterparts.   This  Escrow   Agreement   may  be executed in
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 15. Interpretation. The headings preceding the text of Sections included in this Escrow Agreement and the headings to Schedules attached to this Escrow Agreement are for convenience only and shall not be deemed part of this Escrow Agreement or be given any effect in interpreting this Escrow Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Escrow Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. References to Sections or Schedules shall refer to those portions of this Escrow Agreement. Each of the parties hereto has jointly participated in the negotiation and drafting of this Escrow Agreement. In the event of any ambiguity or a question of intent or interpretation arises, this Escrow Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Escrow Agreement.

      Section 16. Governing  Law.  THIS   AGREEMENT   SHALL  BE GOVERNED  BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

      Section 17. Further Assurances. Upon reasonable request of any party, each other party will on and after the date hereof execute and deliver such other documents, releases, assignments and other instruments as may be required to carry out the purposes of this Escrow Agreement.

      Section 18. Severability. If any provision of this Escrow Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

      Section 19. Entire Understanding. This Escrow Agreement and the Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters set forth herein and supersedes any and all prior agreements, arrangements and understand-ings among the parties.


      IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed and delivered as of the date first above written.

                              TRANSAMERICA BUSINESS CREDIT CORPORATION

                              By: __________________________________
                              Name: ________________________________
                              Title: _______________________________


                            HOMEGOLD FINANCIAL, INC.

                              By: __________________________________
                              Name: ________________________________
                              Title: _________________________________


                               CAROLINA FIRST BANK

                              By: __________________________________
                              Name: ________________________________
Title: _________________________________

                                    EXHIBIT E
                                    ---------


                                October __, 1998


To the Persons Listed on
   Schedule I

Ladies and Gentlemen:

    We have acted as counsel for Transamerica Business Credit Corporation, a Delaware corporation ("TBCC"), Transamerica Growth Capital, Inc., a Delaware corporation (the "SBIC Subsidiary"), and Transamerica Small Business Services, Inc., a Delaware corporation (the "Section 7(a) Subsidiary," and together with TBCC and the SBIC Subsidiary, the "Buyers"), in connection with the Asset Purchase Agreement, dated as of October 2, 1998 (the "Asset Purchase Agreement"), among the Buyers and the persons listed on Schedule I. This opinion is delivered to you pursuant to Section 8.2(c) of the Asset Purchase Agreement. All capitalized terms used herein that are defined in the Asset Purchase Agreement have the meanings ascribed to such terms therein unless otherwise defined herein.

    In connection with this opinion, we have reviewed the Asset Purchase Agreement and such other records, instruments, certificates and other documents as in our judgment are necessary to enable us to render the opinions expressed below. In making such review, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the representations and warranties contained in the Related Agreements and certificates and oral or written statements and other information of or from representatives of the Buyers and others and assume compliance on the part of all parties to the Asset Purchase Agreement and the Related Agreements with their covenants and agreements contained therein. Insofar as statements herein are based upon our knowledge, such phrase means and is limited to the conscious awareness of facts or other information by lawyers in this firm who gave substantive attention to representation of the Buyers in connection with the Asset Purchase Agreement and the Related Agreements.

    To the extent it may be relevant to the opinions expressed herein, we have assumed that the parties to the Asset Purchase Agreement and the Related

Agreements, other than the Buyers, have the power to enter into and perform such agreement(s) and to consummate the transactions contemplated thereby and that the Asset Purchase Agreement and the Related Agreements have been duly authorized, executed and delivered by such parties. We have also assumed that the Asset Purchase Agreement and the Related Agreements constitute the legal, valid and binding obligations of the parties thereto, other than the Buyers.

    Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

    1.Each of the Buyers is a corporation validly existing and in good standing under the laws of the State of Delaware.

    2.Each of the Buyers has the requisite corporate power and authority to execute, deliver and perform its obligations under the Asset Purchase Agreement and each of the Related Agreements to which it is a party and to consummate the transactions contemplated thereby. All corporate acts and proceedings required to be taken by or on the part of each Buyer to authorize it to execute, deliver and perform the Asset Purchase Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated thereby have been duly and validly taken and remain in full force and effect. The Asset Purchase Agreement and the Related Agreements constitute, the legal, valid and binding agreements of such Buyer, enforceable against such Buyer in accordance with their respective terms except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by judicial discretion as to the availability of equitable remedies or by general equitable principles.

    3.The execution, delivery and performance of the Asset Purchase Agreement and the Related Agreements by each Buyer do not, and the consummation by each such Person of the transactions contemplated thereby will not: (a) violate or conflict with the certificate of incorporation or by-laws of such Person; (b) violate, contravene or conflict with any order, writ, injunction, directive, judgment, award or decree of any Governmental Authority known to us to which such Person is a party or to which any of its properties or assets is subject or, except to the extent identified on Schedule 5.3 of the Asset Purchase Agreement, any statute, law, ordinance, rule or regulation of any Governmental Authority applicable to it or any of its properties or assets; (c) violate or conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, any material Contract known to us to which such Person is a party or by which it is bound or by which any of its property is bound; or (d) except to the extent identified on Schedule 5.3 of the Asset Purchase Agreement, require any filing or registration by such Person with, or approval, consent, authorization or other action with respect to it by, any Governmental Authority.

    The opinions expressed herein are subject to the following qualifications:

      (a) With respect to our opinion in Paragraph 3(b) above, our opinion is limited to our review of only those laws that, in our experience, are normally applicable to transactions of the type contemplated by the Asset Purchase Agreement and the Related Agreements. We express no opinion thereunder as to any federal, state or local antitrust, securities, tax or environmental, health, safety or employment laws or laws applicable to the Buyers solely as a result of the nature of its business activities.

      (b) We express no opinion as to the validity, binding effect or enforceability of Article IX of the Asset Purchase Agreement or of any provisions of the Asset Purchase Agreement or the Related Agreements to the extent that (i) enforcement of any such provision would result in the payment of amounts in excess of the damages suffered by the indemnitee, (ii) any such provision has had the effect of indemnifying a Person for damages resulting from such Person's negligence, willful misconduct or unlawful conduct or (iii) any such provision is determined to be unconscionable or against public policy.

    The opinions expressed herein are limited to the laws of the United States of America, the laws of the State of Illinois and the General Corporate Law of the State of Delaware, each as currently in effect. Our opinions are limited to the specific matters discussed herein. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

    The opinions expressed herein are solely for your benefit in connection with the Asset Purchase Agreement and the Related Agreements and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.


                              Very truly yours,



                              MAYER, BROWN & PLATT


                                   SCHEDULE I
                                   ----------


EMERGENT BUSINESS CAPITAL, INC.
15 South Main Street
Wachovia Bank Building
Suite 750
Greenville, South Carolina 29601

EMERGENT COMMERCIAL MORTGAGE, INC.
15 South Main Street
Wachovia Bank Building
Suite 750
Greenville, South Carolina 29601

EMERGENT BUSINESS CAPITAL EQUITY GROUP, INC.
15 South Main Street
Wachovia Bank Building
Suite 750
Greenville, South Carolina 29601

REEDY RIVER VENTURES LIMITED PARTNERSHIP
15 South Main Street
Wachovia Bank Building
Suite 750
Greenville, South Carolina 29601

                                    EXHIBIT B
                                    ---------

                           SYSTEMS TRANSITION AGREEMENT

      This Systems Transition Agreement (collectively with the Appendices attached hereto, this "Systems Transition Agreement") is entered into as of October ___, 1998 by and among HomeGold Financial, Inc., a South Carolina corporation (the "Provider"), and Transamerica Business Credit Corporation, a Delaware corporation ("TBCC"), Transamerica Small Business Services, Inc., a Delaware corporation (the "Section 7(a) Subsidiary"), and Transamerica Growth Capital Inc., a Delaware corporation (the "SBIC Subsidiary"; collectively with TBCC and the Section 7(a) Subsidiary, the "Purchasers").

                                    Background
                                    ----------


     A. Pursuant to the terms of that certain Asset Purchase Agreement dated as of October 2, 1998 (the "Asset Purchase Agreement") by and among the Purchasers, the Sellers named therein and the Provider, Purchasers will purchase from Sellers, and Sellers will sell to Purchasers, substantially all of their assets and Purchasers will assume certain of the Sellers' liabilities.

     B. In connection with Purchasers' operation of the Businesses after the Closing Date, Purchasers desire Provider to provide, and Provider is willing to provide to Purchasers, certain data processing and related services on a temporary basis as described herein.

                                    Agreement
                                    ---------

     NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements contained herein and in the Asset Purchase Agreement, the parties agree as follows:

      1. DEFINITIONS. Capitalized terms used herein, but not defined herein, shall have the meanings set forth in the Asset Purchase Agreement. In addition, the following terms shall have the following meanings when used herein.

      "ADDITIONAL SERVICES" shall mean the services referenced in Section 3(c).

      "ALL SERVICES" shall mean both the Basic Services and the Additional Services.

      "BASIC SERVICES" shall mean (i) the data processing services provided through the HomeGold System, through which the Covered Receivables may be processed, (ii) all "help desk", desktop/site support, telecommunications support, data backup, disaster recovery, data security and application support services that were provided by the Provider in the operation of the Businesses Prior to the Closing Date, (iii) repair and replacement of defective or malfunctioning components of the HomeGold System, including any such repair or replacement relating to improper Year 2000 date processing or related malfunctions, and
(iv) any other services requested by the Purchasers that are being or have been provided by the Provider in the operation of the Businesses Prior to the Closing Date. The Basic Services shall include, but not be limited to, the services listed on Appendix A.

      "COVERED RECEIVABLES" shall mean the Receivables transferred pursuant to the Asset Purchase Agreement, together with such additional loan receivables as are originated by the Purchasers during the Term and with respect to which the Purchasers request to be covered by this Systems Transition Agreement.

      "HOMEGOLD SYSTEM" shall mean (i) the fixed asset, item entry system, general ledger, accounting system (including customer information and loan accounting systems) provided to the Provider by Information Technology, Inc. under the terms of various software license agreements, and (ii) all software (including personal computer and local area network software) and computer hardware, printers, modems, storage, peripheral and related equipment in the same or better configurations as used by or in connection with the Businesses Prior to the Closing Date, including any of the foregoing located at the Provider's or any of its Affiliate's corporate offices, but excluding any and all of the foregoing included in the Transferred Assets. During the Term, the processing capability of the HomeGold System shall continue to be at least of the same level and type as was provided by the Provider to the Businesses Prior to the Closing Date.

      "PRIOR TO THE CLOSING DATE" shall mean the 12-month period immediately prior to the Closing Date.

      "TERM" shall mean the Initial Term and each Renewal Term elected by the Purchasers pursuant to Section 2(a).

      2.    TERM AND TERMINATION.
            --------------------

      (a) Term. This Systems Transition Agreement shall be effective as of the Closing Date and continue for a period of six months thereafter (the "Initial Term"). The Purchasers may renew this Systems Transition Agreement for up to two
(2) additional six-month periods (each a "Renewal Term") by providing the Provider written notice of renewal at least 30 days prior to the expiration of the then-current term of this Systems Transition Agreement. The parties acknowledge their present expectation that the Term of this Agreement will be as short as possible.

      (b) Termination. This Systems Transition Agreement shall expire, and the Purchasers' obligation to pay compensation to the Provider shall cease, at the end of the Term. In addition, this Systems Transition Agreement may be terminated as set forth below:

            (i) Early Termination. This Systems Transition Agreement may be terminated at any time by the Purchasers upon 30 days' prior written notice.

            (ii) Termination upon Default. In the event either party (the "Breaching Party") materially fails to observe, keep or perform any term or condition of this Systems Transition Agreement required to be observed, kept or performed by that party, the other party (the "Non-Breaching Party") shall give the Breaching Party written notice describing any and all such failures. In the event that the Breaching Party fails to cure such failures within 30 days after receipt of written notice of such failure from the Non-Breaching Party, the Non-Breaching Party shall be entitled to terminate this Systems Transition Agreement upon written notice to the Breaching Party. It is understood and agreed that the Purchasers may, without being deemed in default of this Systems Transition Agreement, deduct or setoff any and all Service Credits (as defined in Appendix B) from amounts otherwise due to the Provider hereunder. In addition to the Purchasers' right to receive Service Credits, and notwithstanding anything to the contrary contained in this Systems Transition Agreement, the Purchasers shall not be required to pay any amount to the Provider after the occurrence and during the existence of a material breach of this Systems Transition Agreement by the Provider. The amount of payment withheld by the Purchasers pursuant to the preceding sentence shall be based on the Purchasers' then-current estimate of the potential economic impact of such breach upon the Purchasers.

            (iii) Termination Upon Transfer. This Systems Transition Agreement shall terminate automatically upon the transfer by the Purchasers to a third party of all of the Receivables being serviced pursuant to this Systems Transition Agreement, provided that this Systems Transition Agreement shall not terminate in the event such transfer is (i) to any current or future Affiliate of any of the Purchasers, or (ii) in connection with any sale or securitization of the Receivables in which any of the Purchasers or an Affiliate of any of the Purchasers continues to service the Receivables.

      3.    SCOPE OF SERVICES.
            -----------------

      (a) Basic Services. During the Term hereof, the Provider shall perform and provide to the Purchasers the Basic Services. The Basic Services relating to the Covered Receivables shall be provided in accordance with the policies and procedures applicable to the Covered Receivables at the Closing Date, as such policies and procedures shall be reasonably changed upon reasonable notice from the Purchasers from time to time during the Term hereof.

      (b) Transferred Assets. It is understood that, during the Term hereof, the Provider shall provide Basic Services for the Transferred Assets, such as support and maintenance services, to the same extent and in the same manner as provided by the Provider for the Transferred Assets Prior to the Closing Date. The Provider will obtain the written approval of the Purchasers (i) prior to replacing or repairing any component included in the Transferred Assets, where the cost of such replacement or repair exceeds $500 and (ii) prior to installing any new or replacement software on any desktop computer included in the Transferred Assets.

      (c) Additional Services. The Provider shall provide, or cause to be provided to, the Purchasers all information they reasonably request regarding the specifications of the HomeGold System for the purpose of assisting the Purchasers and/or their designated services suppliers, in effecting an orderly transfer of the Purchasers' data processing operations to a replacement system. In addition, upon the request of the Purchasers, Provider shall provide, or cause to be provided to, the Purchasers such additional services as may be requested from time to time. This may include:
            (i) the design and programming of new software to provide new functionality in the HomeGold System (other than such functionality required for or developed in connection with the servicing of the Covered Receivables Prior to the Closing Date);

            (ii) modifications to the HomeGold System required to accommodate additional business locations or to merge operations of any of the Purchasers or their Affiliates into the Businesses;

            (iii) copying of data related to the Businesses in electronic form agreeable to both Provider and Purchasers as required to transfer Purchasers' data off of the HomeGold System at the conclusion of the Term;

            (iv) programming for data conversion to a successor servicer;

             (v) creation of new HomeGold System report formats for transition purposes and in accordance with the Purchasers' specifications; and

            (vi) "help  desk"  telephone  support  hours  for  Service Calls (as defined on Appendix B) in excess of 64 Service Calls in a given calendar month, but excluding support hours spent on (a) Service Calls placed at the request of a Provider employee or otherwise relating to a single trouble "ticket" number or problem report, (b) Service Calls placed as follow-ups to earlier Service Calls not timely responded to by the Provider, and (c) Service Calls that result in a Lapse (as defined on Appendix B).

Within 10 days after a request from any Purchaser for Additional Services, Provider shall submit a written hourly estimate (with anticipated completion dates) of the cost and times required to complete the requested work. Upon receipt of such estimate, Purchasers may, in their sole discretion, engage Provider or any third party approved by the Provider (such approval not to be unreasonably withheld or delayed) to perform such work, provided that the Provider's approval shall not be required unless the Additional Services require modifications to the HomeGold System. The Provider shall use its best efforts to assist the Purchasers and accommodate the Purchasers' requests regarding scheduling and performance deadlines for Additional Services, with the goal of transitioning the Purchasers from the HomeGold System to a replacement system with minimal interference with the operation of the Purchasers' businesses. The Provider agrees to provide its full cooperation and assistance to any third party engaged by the Purchasers to provide Additional Services. Unless otherwise agreed in writing by the Provider and the Purchasers prior to the start of any Additional Services, all software and related materials (collectively, "Work Product") provided or developed solely by or on behalf of the Provider as a result of the Additional Services shall be owned by the Provider and the Provider hereby grants to the Purchasers (and their successors and assigns) a royalty-free, paid-up, perpetual, irrevocable, non-exclusive license to sublicense, use, copy and modify the Work Product. The Provider shall not provide to the Purchasers any Work Product for which the Provider does not have the right to grant to the Purchasers the foregoing license, without the prior written consent of the Purchasers. In the event the parties cooperatively develop Work Product, then the parties shall have the rights of co-owners of the Work Product.

      (d) Standard of Care. In providing All Services, the Provider shall exercise reasonable and ordinary care and diligence, but in any event with at least the same level of care and diligence as were furnished with respect to the Businesses Prior to the Closing Date. In the event the Provider fails to respond to any of the Purchasers' Service Calls (as defined in Appendix B) within four
(4) business hours after the receipt thereof, the Purchasers shall be entitled, as liquidated damages and not as a penalty, to receive the Service Credits provided in Appendix B. Services Credits shall not exceed $9,000 during a single calendar month.

      (e) Cooperation. The Purchasers shall provide the Provider such reasonable information and access to the Purchasers site as reasonably requested by the Provider in order to facilitate the Provider's ability to timely perform All Services.

      (f) Permission to use the HomeGold System. The Provider hereby grants to each of the Purchasers (and their successors and assigns) non-terminable, royalty-free, non-exclusive permission to access and use the HomeGold System and otherwise receive All Services during the Term hereof in furtherance of the

Purchasers' operation of the Businesses. The foregoing permission shall be deemed to include permission for the Purchasers to use the software licensed to the Provider under license agreements with third parties and comprising the HomeGold System. The Purchasers may extend this permission to each of their respective Affiliates. The Purchasers understand that software licensed to the Provider by Information Technology Inc. ("ITI") will remain at the Provider's data center.

      4.    COMPENSATION.
            ------------

      (a) The Provider shall be entitled to the compensation set forth on Appendix C. The amounts set forth on Appendix C shall be the only compensation payable to the Provider for the Basic Services and Additional Services.

      (b) The Provider shall bill TBCC for the compensation payable hereunder on a monthly basis by rendering to TBCC, with copies to each of the other Purchasers, monthly itemized invoices with respect to Basic Services and Additional Services provided during the previous month. Each such invoice shall refer to this Systems Transition Agreement and shall describe in general the Basic Services and in reasonable detail the Additional Services covered thereby, and shall be due and payable within thirty (30) days after receipt thereof. In the event of the discontinuation of the Basic Services or Additional Services, as the case may be, in whole or in part, the Provider shall only be entitled to receive a pro rata amount, determined by the ratio of the number of days elapsed in a month at the time of such discontinuation to the number of days in the month of discontinuation, of the compensation specified on Appendix C with respect to such Basic Services or Additional Services, as the case may be. All amounts herein provided to be paid to the Provider shall be paid at Post Office Box 17526, Greenville, South Carolina 29606, Attn: Karen A. Miller, or at such other place as the Provider may designate in a written notice to each of the Purchasers.
      5. WARRANTIES OF PROVIDER. The Provider hereby represents and warrants as follows:

      (a) Provider is a South Carolina corporation duly organized, validly existing and in good standing under the laws of South Carolina.

      (b) Provider has all necessary corporate power and authority to enter into this Systems Transition Agreement and to perform all of the obligations to be performed by it under this Systems Transition Agreement. This Systems Transition Agreement has been duly authorized by all necessary corporate action of Provider, and this Systems Transition Agreement has been duly executed and delivered by Provider and constitutes the valid and binding obligation of Provider, enforceable in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles).

      (c) Neither the execution and delivery of this Systems Transition Agreement by Provider nor the performance of the services or consummation of the transactions contemplated hereby by Provider will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by the terms of any contract, instrument, or commitment to which Provider is a party or by which Provider is bound, (ii) violate the charter or bylaws, or any other equivalent organizational document of Provider, (iii) require any consent or approval under any judgment, order, writ, decree, permit, or license to which Provider is a party or by which Provider is bound, or (iv) require the consent or approval of any other party to any contract, instrument, or commitment to which Provider is a party or by which it is bound, other than the approvals of regulatory authorities or Information Technology, Inc., which have been obtained if required. Provider is not subject to any agreement with any regulatory authority which would prevent the consummation by Provider of the transactions contemplated by this Systems Transition Agreement.

      (d) There is no claim, or any litigation, proceeding, arbitration, investigation, or material controversy pending, to which Provider is a party, which will have a material adverse effect on Provider's ability to consummate the transactions contemplated hereby and, to the best of Provider's knowledge, no such claim, litigation, proceeding, arbitration, investigation, or controversy has been threatened or is contemplated.

      (e) There is no federal or state law or regulation currently in effect which would prevent Provider from entering into this Systems Transition Agreement or performing the activities contemplated herein.

      (f) Prior to the Closing Date All Services complied, and to the best of the Provider's knowledge after the Closing Date All Services shall comply, with all applicable national, federal, state or local laws, rules, regulations and orders. All Services shall be performed in a good, workmanlike, timely and professional manner by qualified persons fully familiar with the requirements for such services and technology to be used to perform the same.

      (g) To the extent permitted by the Provider's agreements with third parties, the Provider hereby assigns, and shall assign, to the Purchasers, on a non-exclusive basis, all warranties, representations and indemnities granted to the Provider by third parties in the HomeGold System or any components thereof, and all remedies for breach of such warranties, representations and indemnities.

      (h) No Other Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS SYSTEM TRANSITION AGREEMENT OR THE ASSET PURCHASE AGREEMENT, PROVIDER DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, CONCERNING THIS SYSTEM TRANSITION AGREEMENT, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A

PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE.

      6. WARRANTIES OF THE PURCHASERS. The Purchasers hereby warrant and represent that:

      (a) Each of the Purchasers is an entity duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation.

      (b) Each of the Purchasers has all necessary corporate power and authority to enter into this Systems Transition Agreement and to perform all of the obligations to be performed by it under this Systems Transition Agreement. This Systems Transition Agreement has been duly authorized by all necessary corporate actions of each of the Purchasers, and this Systems Transition Agreement has been duly executed and delivered by each of the Purchasers and constitutes the valid and binding obligation of each of the Purchasers, enforceable in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equity principles).

      (c) Neither the execution and delivery of this Systems Transition Agreement by the Purchasers nor the consummation of the transactions contemplated hereby by each of the Purchasers will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by the terms of any contract, instrument, or commitment to which any of the Purchasers is a party or by which any of the Purchasers is bound, (ii) violate the charter or bylaws, or any other equivalent organizational document of any of the Purchasers, (iii) require any consent or approval under any judgment, order, writ, decree, permit, or license to which any of the Purchasers is a party or by which any of the Purchasers is bound, or (iv) require the consent or approval of any other party to any contract, instrument, or commitment to which any of the Purchasers is a party or by which any is bound other than the approvals of regulatory authorities, which have been obtained if required. None of the Purchasers is subject to any agreement with any regulatory authority which would prevent the consummation by each of the Purchasers of the transactions contemplated by this Systems Transition Agreement.

      (d) There is no claim, or any litigation, proceeding, arbitration, investigation, or material controversy pending, to which any of the Purchasers is a party, which would have a material adverse effect on any of the Purchasers' ability to consummate the transactions contemplated hereby and, to the best of each of the Purchasers' knowledge, no such claim, litigation, proceeding, arbitration, investigation, or controversy has been threatened or is contemplated.

      (e) There is no federal or state law or regulation currently in effect which would prevent any of the Purchasers from entering into this Systems Transition Agreement or performing the activities contemplated herein.

      (f) No Other Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS SYSTEM TRANSITION AGREEMENT, EACH OF THE PURCHASERS DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, CONCERNING THIS SYSTEM TRANSITION AGREEMENT, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE.

      7.    CONFIDENTIALITY.
            ---------------

      (a) Ownership of Purchaser Confidential Information. Each party's respective Confidential Information (as defined below) shall be and remain the exclusive property of such party. Upon the Purchasers' request at any time or times, during or after the expiration or termination of this Systems Transition Agreement, the Provider shall cause to be promptly provided to the Purchasers a copy of all (or a portion) of the Purchasers' Confidential Information (including, without limitation, any computer backups) in an electronic or printed form acceptable to such disclosing party and, to the extent that the Purchasers request, the Provider shall cause to be destroyed all copies of the Purchasers' Confidential Information in possession or under the control of the Provider or any of its Affiliates. The Purchasers shall return or destroy the Provider's Confidential Information, upon request, at the termination of this Systems Transition Agreement. Neither party shall withhold, delay or condition the provision to another party of such other party's Confidential Information or any part thereof as a means of resolving any dispute or for any other improper reason. Each party (the "possessing party") shall not, and shall not permit any of its Affiliates to, use the Confidential Information of another party (the "disclosing party") for any purpose other than for performing its obligations hereunder (or, in the case of the Purchasers, for enjoying the benefits of the Basic Services and Additional Services), and the possessing party shall not cause or permit the disclosing party's Confidential Information or any part thereof to be sold, assigned, leased, transferred or otherwise disposed of to third parties by the possessing party, its Affiliates or any personnel of either or to be commercially exploited by or on behalf of the possessing party, its Affiliates or any personnel of either (except that the foregoing shall not be construed to prevent the Purchasers from fully enjoying the benefits of the Basic Services and Additional Services). A possessing party shall not, and shall not permit any of its Affiliates to, possess or assert, and the possessing party hereby waives, and shall cause its Affiliates to waive, any right to assert, any Lien or other claim, privilege or right against or to the disclosing party's Confidential Information or any part thereof.

      (b) Safeguarding Obligations. Each possessing party shall establish and maintain safety and data security procedures and other safeguards against the destruction, loss or alteration of a disclosing party's Confidential Information in the possession or under the control of a possessing party that are (i) reasonably acceptable to the disclosing party, (ii) no less rigorous than those maintained by the possessing party for its own information of a similar nature and (iii) in compliance with applicable Law. During the Term hereof, and at all times thereafter, a possessing party shall not, and shall not permit any of its Affiliates to, disclose or violate the confidentiality of a disclosing party's Confidential Information. Notwithstanding the foregoing, a possessing party may disclose such information to its employees and approved subcontractors, solely to the extent that (i) use by such Person is authorized hereunder (or, in the case of the Purchasers, as necessary to enjoy the benefits of the Basic Services and Additional Services), (ii) such disclosure is necessary or otherwise naturally occurs in that Person's scope of responsibility, (iii) the receiving Person agrees in writing to assume the obligations described in this Section and
(iv) the possessing party assumes full responsibility for the acts or omissions of such Person. Any disclosure to such Person shall be under the terms and conditions as provided herein.

      (c) Loss of Information, No Implied Rights. A possessing party shall notify a disclosing party immediately in the event of any disclosure or loss of, or inability to account for, Confidential Information or any part thereof and shall, at its expense, immediately mitigate the effects of same. Except for the permissions, rights and privileges provided to the Purchasers hereunder, nothing contained herein shall be construed as granting to a possessing party any rights or licenses to Confidential Information, whether by estoppel, implication, waiver or otherwise.

      (d) "Confidential Information" means any and all (i) information, lists, organizational data, reports, customer and supplier lists, addresses, profiles, financial information and other information relating to customers, records, pricing policies, costs, financial information, trade secrets, know-how, marketing and development plans, techniques, software and materials, methods of production, use, operation and application relating to any party, its Affiliates or other respective customers or employees, and (ii) data of any party, or any third party, that are input or received through the HomeGold System or otherwise made available to the parties hereto or their Affiliates in connection with this Systems Transition Agreement. For the avoidance of doubt, (i) all data and information relating to the Covered Receivables and the Transferred Assets, including, without limitation, reports and other materials generated by the HomeGold System, shall be deemed Confidential Information of the Purchasers and
(ii) the third party software licensed to the Provider and not included in the Transferred Assets shall be deemed the Confidential Information of the Provider.

      (e) Exclusions. Notwithstanding any provision to the contrary herein, Confidential Information shall not include any information that (i) is or becomes generally available to the public without any breach of this Systems Transition Agreement or breach of any other obligation of confidentiality or
(ii) is, after the Closing Date, disclosed on a non-confidential basis to the possessing party (or its Affiliates) by a third party, provided that the possessing party is not reasonably aware of, and there is no reasonable indication that such third party is subject to, any obligation to maintain such information as confidential.
      (f) It is understood and agreed by the parties hereto that the performance of the services is or may be subject to regulation and/or examination by authorized representatives of any party hereto or by certain federal or state regulatory agencies, and that each of the parties shall be authorized to submit or furnish to any such representative or regulatory agency reports, information, assurances or other data as may be required by them under applicable Law.

      (g) This Section 7 shall survive any termination or expiration of this Systems Transition Agreement.

      8.    GENERAL.

      (a) Applicable Law. This Systems Transition Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois without regard to conflict of law principles.

      (b) Amendment. This Systems Transition Agreement may be amended, modified or supplemented, but only in writing signed by all of the parties hereto.

      (c) Consequential Damages. EXCEPT FOR LIABILITY RESULTING FROM THE PROVIDER'S BREACH OF SECTION 7, UNDER NO CIRCUMSTANCES SHALL ANY PARTY HERETO BE RESPONSIBLE FOR CONSEQUENTIAL OR EXEMPLARY DAMAGES, LOST PROFITS OR OTHER SPECIAL DAMAGES BASED ON ALL SERVICES.

      (d) Force Majeure. In the event that either party fails to perform its obligations under this Systems Transition Agreement to the extent such non-performance is the consequence of matters beyond its reasonable control, including but not limited to, non-performance by subcontractors, acts of God, fire, explosion, public utility failure, accident, flood, embargo, war, nuclear disaster, riot, or the declaration of a banking moratorium by federal or state authorities, such failure to perform shall not be considered a breach of this Systems Transition Agreement during the period of such disability, provided that the Purchasers shall not be liable for any amounts due hereunder attributable to any period of such disability. In the event either party is unable to perform its obligations hereunder, it shall give the other party telephonic notice thereof.

      (e) Notices. Any notices required or permitted to be given hereunder shall be given in the manner set forth in Section 13.3 of the Asset Purchase Agreement.

      (f) Counterparts. This Systems Transition Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (g) Entire Understanding. This Systems Transition Agreement, including all of the Appendices attached hereto, and the other agreements or documents specifically referenced herein (which are hereby incorporated herein), sets forth the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

      (h) Interpretation. The headings preceding the text of Articles, Sections and subsections included in this Systems Transition Agreement are for convenience only and shall not be deemed part of this Systems Transition Agreement or be given any effect in interpreting this Systems Transition Agreement. The use of the terms "including" or "include" shall, in all cases, mean "including, without limitation," and "include, without limitation," respectively. The use of the masculine, feminine or neuter gender herein shall, as applicable, also refer to the other genders. Except as the context otherwise requires, the use of the singular form of any term shall also refer to the plural, and vice versa. Unless the context otherwise requires, whenever the terms "hereto," "hereunder," "herein" or "hereof" are used in this Systems Transition Agreement, such terms shall be construed as referring to this entire Systems Transition Agreement and references to "Articles," "Sections," "subsections," "clauses" and "Appendices" shall be construed as referring to those of this Systems Transition Agreement. This Systems Transition Agreement is the result of negotiations among, and has been reviewed by, counsel to the other parties thereto and is the product of all parties. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Systems Transition Agreement against the party that drafted it has no application and is expressly waived.

      (i) Successors. This Systems Transition Agreement shall be binding upon and inure to the benefit of Purchasers and any successor or assign of any Purchaser, including any Person acquiring directly or indirectly all or a substantial portion of the assets of any Purchaser, whether by merger, consolidation, sale or otherwise and such successor or assign shall thereafter be deemed a "Purchaser" for purposes of this Systems Transition Agreement.

      (j) Assignment. Neither party may assign any interest in this Systems Transition Agreement or any of its duties or rights hereunder without the prior written consent of the other party (which consent shall not be unreasonably withheld or conditioned), except that Purchasers may assign without such consent, upon written notice to Provider, any or all its duties or rights hereunder (i) to any current or future affiliate of any Purchaser or its Affiliates, (ii) in connection with any merger, acquisition or liquidation of any Purchaser or (iii) in connection with the sale of all or a substantial portion of the assets of any Purchaser.

                   [End of Page - Next Page is Signature Page]



        IN WITNESS WHEREOF, this Systems Transition Agreement has been executed by the parties hereto as of the date first above written.


Witness:                            HOMEGOLD FINANCIAL, INC.

                                                                             BY:



                                    TRANSAMERICA BUSINESS CREDIT CORPORATION

                                                                             BY:



                                    TRANSAMERICA SMALL BUSINESS SERVICES, INC.


                                                                             BY:



                                    TRANSAMERICA GROWTH CAPITAL INC.


                                                                             BY:
                                  Appendix A

                                  Basic Services

1. Connectivity. At all times during the Term hereof, the Provider shall cause the HomeGold System to be accessible to the Purchasers through the network connections from the Provider's data center to at least the same degree as provided by the Provider in connection with the operation of the Businesses Prior to the Closing Date. Provider shall notify the Purchasers in writing of any proposed changes to technical requirements affecting the Purchasers at least 30 days before the Provider proposes to implement any such changes.

2. Availability. Subject to Section 8(d), at all times during the Term hereof, the Provider shall cause the HomeGold System to be Available (as defined below) twenty-four (24) hours per day (except for scheduled maintenance, batch processing and backup times consistent with the operation of the Businesses Prior to the Closing Date) and the Basic Services to be provided during normal business hours and at all other times that Provider provides information technology services to its Affiliates and their respective users.

"Available" means that the HomeGold System is operating properly and in accordance with all applicable specifications (consistent with the operation of the Businesses Prior to the Closing Date) and that the Purchasers' users may upload or otherwise transfer data to the HomeGold System and process transactions, obtain reports and access data using the HomeGold System. The Provider shall provide the Purchasers with reasonable advance notice of any scheduled or other HomeGold System downtime.

3. Help Desk. The Provider shall provide to the Purchasers a help desk support line during normal business hours and at all other scheduled times that the Provider provides help desk support services to its Affiliates and their respective users. Such help desk services shall include, without limitation, the correction of any program logic or other errors, and the provision of manuals, file layouts and other documentation associated with the HomeGold System to the extent available, with at least the same care and diligence that the Provider provided in connection with the Business Prior to the Closing Date.

4. Data Backups. The Provider shall create and maintain daily and periodic backups of all of the Purchasers' data and records obtained for use or storage on the HomeGold System, which backups shall be created in substantially the same manner, and with at least the same care and diligence, as the Provider created backups of similar data for the Business Prior to the Closing Date.

5. HomeGold System Performance. The Provider will ensure that the HomeGold System performance provides to the Purchasers response times at least materially equivalent to the response times experienced by the Provider's Affiliates that are served by the HomeGold System. The HomeGold System shall be Available to the Purchasers for on-line data entry and generating various reports of the types generated Prior to the Closing Date (along with additional reports that the Purchasers request as part of the Additional Services). Batch processing shall be performed during each weekday night and, when required by the Businesses, nightly on weekends. The Provider, with reasonable assistance from the Purchasers, if necessary, will be responsible for resolving any communication problems with the respective service providers.

6. Configuration and Setup Services. The Provider shall assign any required security access codes, import all relevant data into the HomeGold System, and make all such data Available on the HomeGold System and complete any other tasks or things specified in Annex 1 to this Attachment A and/or necessary for the Purchasers to use the HomeGold System to operate the Businesses after the Closing Date. The Provider shall complete all such tasks no later than two (2) business days after the Closing Date.

7. Other Services. The following is a summary outline of additional services to be provided as part of the Basic Services:

      a.    Help Desk (for currently existing locations of the Businesses)
            i.    Problem determination and resolution for applicable software.
            ii.   Timely responses and follow-up.
      b.    Desktop/Site support
            i.    Fix problems.
            ii. Desktop operating system support for Windows 95 (printing, creating folders).
            iii.  Desktop non-mission critical software support.
            iv.   Mission critical software support (for ITI software only).
      c.    Telecommunications Support services
            i.    Data Network
                        (1)   Cabling.
                        (2) Monitoring network traffic (for ITI software only).
                        (3) Monitoring network security (for ITI software only).
                        (4)   Maintenance of Netware servers.
                        (5) Maintenance of Routers, Ethernet switches, hubs, UPS (for currently existing locations of the Businesses).
                        (6) Operations for networks consistent with hours of operation Prior to the Closing Date.
                        (7) Controlled and transparent upgrades with prior notification (for ITI software only).
            ii.   Voice Network
                        (1)   Cabling.
                        (2)   PBX programming services and support.
                        (3) Controlled and transparent upgrades with prior notifications.
      d.    Operations:  Data Backup services.
      e.    Disaster Recovery services
      f.    Data security
            i.    Database/application security (for ITI software only).

      g. Mission Critical application support and services (Lotus Notes support is not included)
            i.    ITI (Servicing and accounting).
                  -- Intercom terminal emulation software/Attachmate file-express software.
            ii.   T-soft.
            iii.  Lewtan - interfaces only.

                                     Annex 1
                         Configuration and Setup Services

The Provider shall perform the following tasks in accordance with Appendix A:

-----------------------------------------------------------------------------------------------
TI/MAINFRAME SUPPORT TEAM PROJECTS
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

  TASKS               DURATION      STATUS     PROJECTED   ACTUAL      COMMENTS      ASSIGNED
                                               COMPLETION  COMPLETION                PROVIDER
                                               DATE        DATE                      PERSONNEL
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
 Create WFL to        4 hours        Completed  9/30/98    9/17/98   Backups will    Robert
 perform special                                                     be performed
 backups                                                             on the last
                                                                     day of
                                                                     business for
                                                                     EBC
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
 Change EBC insts.   1 hour                     10/1/98              Need tax ID   Nancy/Robert
 to Transamerica                                                     and address
                                                                     information
                                                                     for
                                                                     Transamerica
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
Create scripts to   16 hours         Will meet  10/1/98              Must be      Robert/Tom
zero out YTD                         with                            completed
interest paid                        Tom D.                          before close
                                     after                           of business
                                     appropriate                     on first day
                                     fields are                      as
                                     identified                      Transamerica
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
Create scripts to   24 hours         Will meet  10/1/98              Must be     Robert/Tom
zero  out EOY                        with                            completed
information in APS                   Tom D.                          before close
                                     after                           of business
                                     appropriate                     on first day
                                     fields are                      as
                                     identified                      Transamerica
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
Create APS         40 hours          Meeting with 9/30/98            Project must    Nancy
Positive Pay                         Tim Sparrow                     be completed
system for                           and                             before EBC
Nations bank                         Jill Harbin                     sale finalized
check
reconciliation
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
Create Operations   2 hours           Completed            9/18/98                  Robert
task list for
special
processing on
night of sale
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
  Identify and     4 hours                      9/21/98              Scott Lining   Robert
  download reports                                                   needs these
  that contain                                                       text files
  TAXID,                                                             ASAP
  name/address, YTD
  paid information
-----------------------------------------------------------------------------------------------


                                    Appendix B

                                 Service Credits


1. Required Responsiveness. All calls by any of the Purchasers to the Provider's help desk ("Service Calls") will be responded to by the Provider's service technicians within four (4) business hours after receipt of Service Call, such Provider response to be by personal telephone call and not by recorded message (and the Provider will be deemed to have responded if (i) the return call is made in a timely manner, (ii) no one answers the return call at the Purchasers' location, and (iii) a phone message is left by the Provider). Such response shall include the timely commencement of best efforts to resolve the issues reported. In the event that the Provider does not respond within such four (4) business hour period, the Purchasers shall receive, in addition to any other remedies available to the Purchasers, a credit toward amounts due to the Provider under this Systems Transition Agreement in the amounts provided below (the "Service Credit").

2. Service Credits. Service Credits will be based on the number of Lapses during a given calendar month period.

      A. A "Lapse" will be deemed to occur whenever the Provider fails to respond to a Service Call within four (4) business hours after receipt thereof (the "Lapse Period"). For example, a Lapse will be deemed to occur in the event a Service Call is placed at 8:00 AM, but not responded to by the Provider until 12:01 PM.

      B. Only one (1) Lapse may occur for each Lapse Period.

      C. FOR SERVICE CALLS REPORTING THE SAME PROBLEM (I.E.,  HAVING A SINGLE
         ---------------------------------------------------------------------
         TROUBLE  TICKET  NUMBER AND REPORTED BY THE SAME  EMPLOYEE),  a new
         --------------------------------------------------------------
         Lapse Period will begin when a follow-up Service Call is placed after the end of the preceding Lapse Period for such problem. For example, (i) the Lapse Period for a Service Call on problem "A" placed at 8:00 AM will end at 12:00 PM and (ii) a second Lapse Period will begin when a follow-up Service Call on problem "A" is placed any time after 12:00 PM.

      D. FOR SERVICE  CALLS  REPORTING  DIFFERENT  PROBLEMS  (I.E.,  INVOLVING
         ---------------------------------------------------------------------
         DIFFERENT  EMPLOYEES AND TROUBLE  TICKET  NUMBERS) , Lapse Periods for
         --------------------------------------------------
         reported problems may run concurrently or overlap, as the case may be. For example, assuming (i) caller "1" reports problem "A" at 8:00 AM and (ii) caller "2" reports problem "B" at 8:10 AM, then the initial Lapse Period with respect to problem "A" will end at 12:00 PM and the initial Lapse Period with respect to problem "B" will end at 12:10 PM. Likewise, a second Lapse Period for problem "A" will begin when a follow-up Service Call on problem "A" is placed any time after 12:00 PM, and a second Lapse Period for problem "B" will begin when a follow-up Service Call is placed on problem "B" any time after 12:10 PM.


3. Calculation of Service Credits. Service Credits shall be determined as follows:

-------------------------------------------------------------------------------
                            NUMBER OF LAPSES IN A
      SEVERITY LEVEL            CALENDAR MONTH            SERVICE CREDIT
-------------------------------------------------------------------------------
 Severity 1 or Severity 2        4 through 6                  $1,000
-------------------------------------------------------------------------------
 Severity 1 or Severity 2        7 through 11                 $3,000
-------------------------------------------------------------------------------
 Severity 1 or Severity 2       12 or greater                 $6,000
-------------------------------------------------------------------------------
                           The number of Lapses in
                           the applicable month is
                           greater than 50% of the
                           total number of Severity
                            3 Service Calls during
        Severity 3               such month.                  $3,000
-------------------------------------------------------------------------------


Within five (5) business days after the end of each calendar month during the Term hereof, the Provider shall provide the Purchasers with a complete and accurate written report indicating the time and date of (i) each Service Call and (ii) the Provider's response(s) to such Service Call. The Purchasers shall notify the Provider of any credits to which it believes it is due hereunder. The Provider shall, within 10 days of its receipt of such notice, notify the Purchasers if the Provider believes that the Purchasers are not due such credit, in which case the Provider shall meet with the Purchasers to promptly resolve any disagreement. Service Calls shall be categorized according to the following criteria:

Severity 1: Any problem that causes or may cause down time or impairment in the performance of critical business operations for multiple staff members of the Purchasers, such as downtime relating to the ITI software or Internet connection downtime.

Severity 2: Any problem that is not a Severity 1 or Severity 3 problem, but is causing down time or impaired performance at a hub location, such telephone system problems at the "Greenville" office or a lost frame relay connection to the "Denver" office.

Severity 3: Any problem that is localized and is causing down time for a single person, such as a single desktop computer that fails to boot or a single printer that stops working.

                                    Appendix C

                                   Compensation

(i) Basic Services. The Provider will provide the Basic Services at a total fixed fee of $6,000 for each calendar month. Fees for Basic Services provided during partial months shall be prorated.

(ii) Additional Services. Additional Services requested and authorized in writing by TBCC and performed by the Provider shall be billed monthly at a rate of $60.00 per hour. Additional Services authorized in writing by TBCC and performed by third parties shall be billed monthly at a rate agreed upon in writing in advance by the Purchasers. Reasonable documentation with respect to Additional Services shall be furnished to the Purchasers.

(iii) Pass-Through Expenses.
      ---------------------

(a) The Provider shall be entitled to pass through to the Purchasers the actual amount of any increased compensation paid by Provider to Information Technology, Inc. ("ITI") to the extent attributable to the Covered Receivables, provided that the Provider provides to the Purchasers reasonable written documentation indicating the amount of and basis for such increased compensation. This increased compensation may result from increased volume of Covered Receivables after the Closing Date.

(b) The Provider may pass through to the Purchasers, at the Provider's cost, the actual costs of repairs to, or replacement of, components included within the Transferred Assets performed in accordance with Section 3(b), provided that the Provider obtains the Purchasers' prior written authorization for each such repair or replacement exceeding $500.

(c) The Provider may pass through to the Purchasers, on a monthly basis, actual (i) third party network communication charges and (ii) postage, freight and/or courier service charges paid by the Provider to the extent required for the Purchasers' use of and access to the HomeGold System. The Purchasers may discontinue receiving and paying for all or a portion of such network communication services upon 35 days' prior written notice to the Provider. Such pass-through to the Purchasers shall be conditioned upon the Provider providing to the Purchasers reasonable itemization and written documentation for such expenses. The Provider represents that its current network communications charges are as follows for fiber optic connections to the Provider's data center:


            ---------------------------------------------------
             LOCATION CONNECTING TO       MONTHLY NETWORK
             PROVIDER'S DATA CENTER    COMMUNICATION CHARGES
            ---------------------------------------------------
               Downtown Greenville           $2,941.05
            ---------------------------------------------------
                      Tampa                    $612
            ---------------------------------------------------
                     Dallas                    $555
            ---------------------------------------------------
                     Denver                    $388
            ---------------------------------------------------


In addition, the Provider represents that its current total monthly charges for Internet connections for the Basic Services are $1,826.00.